                                                                     Exhibit 3.1

                               State of Delaware
                                                             PAGE 1
                       Office of the Secretary of State
                       --------------------------------


        I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO

HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE RESTATED

CERTIFICATE OF "TCI COMMUNICATIONS, INC.", FILED IN THIS OFFICE ON THE ELEVENTH

DAY OF JANUARY, A.D. 1996, AT 4 O'CLOCK P.M.

        A CERTIFIED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW

CASTLE COUNTY RECORDER OF DEEDS FOR RECORDING.



                 [SEAL OF THE STATE OF DELAWARE APPEARS HERE]



                           [STAMP OF THE     /s/ Edward J. Freel
                         SECRETARY'S OFFICE  -----------------------------------
                           APPEARS HERE]     Edward J. Freel, Secretary of State

                                             AUTHENTICATION:
0685208  8100                                                7789058
                                                       DATE:
960009826                                                    01-16-96

                     RESTATED CERTIFICATE OF INCORPORATION

                                      OF

                           TCI COMMUNICATIONS, INC.


          TCI COMMUNICATIONS, INC., a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), hereby certifies as follows:
          (1) The name of the Corporation is TCI Communications, Inc. The original Certificate of Incorporation of the Corporation was filed on August 20, 1968. The name under which the Corporation was originally incorporated is American Tele-Communications, Inc. The Certificate of Incorporation of the Corporation has heretofore been restated twice with Restated Certificates of Incorporation for the Corporation being filed on July 19, 1979 and August 4, 1994, respectively.
          (2) This Restated Certificate of Incorporation (the "Certificate") further amends and restates the Certificate of Incorporation of the Corporation.
          (3) Pursuant to Sections 242 and 245 of the General Corporation Law of the State of Delaware, the text of the Certificate of Incorporation is hereby amended and restated to read in its entirety as follows:

                                   ARTICLE I

                                     NAME
          The name of the corporation is TCI Communications, Inc. (the "Corporation").

                                  ARTICLE II

                               REGISTERED OFFICE

          The address of the Corporation's registered office in the State of Delaware is The Prentice-Hall Corporation System, Inc., 1013 Centre Road, Wilmington, New Castle, Delaware 19805. The name of its registered agent at such address is The Prentice-Hall Corporation System, Inc.

                                  ARTICLE III

                                    PURPOSE

          The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the Delaware General Corporation Law.

                                  ARTICLE IV

                               AUTHORIZED STOCK

          The total number of shares of capital stock which the Corporation shall have authority to issue is 6,005,000 shares, of which 1,005,000 shares shall be common stock ("Common Stock") and five million 5,000,000 shares shall be preferred stock ("Preferred Stock"). Said shares of Common Stock shall be divided into the following classes: (a) 905,553 shares shall be designated as Class A Common Stock with a par value of $1.00 per share ("Class A Common Stock"); and (b) 94,447 shares shall be designated as Class B Common Stock with a par value of $1.00 per share ("Class B Common Stock"). Said shares of Preferred Stock shall be all of one class with a par value of $.01 per share, and shall be issued in one or more series as set forth in Section B below.

                                   SECTION A
                                   ---------
                 CLASS A COMMON STOCK AND CLASS B COMMON STOCK

          Each share of the Class A Common Stock and each share of the Class B Common Stock of the Corporation shall, except as otherwise provided in this
Article IV, Section A, be identical in all respects and shall have equal rights and privileges.

          1.   Voting Rights.
               -------------

          Holders of Class A Common Stock shall be entitled to 100 votes for each share of such stock held, and holders of Class B Common Stock shall be entitled to 1,000 votes for each share of such stock held, on all matters presented to such stockholders. Except as may otherwise be required by the laws of the State of Delaware and, with respect to any series of Preferred Stock, except as may be provided in any resolution or resolutions providing for the establishment of such series pursuant to authority vested in the Board of Directors by Article IV, Section B, of this Certificate, the holders of outstanding shares of Class A Common Stock, the holders of outstanding shares of Class B Common Stock and the holders of outstanding shares of each series of Preferred Stock shall vote together as one class with respect to (i) any general election of directors and (ii) all other matters to be voted on by stockholders of the Corporation (including, without limitation, any proposed amendment to this Certificate that would increase the number of authorized shares of any class of Common Stock or any series of Preferred Stock or decrease the number of authorized shares of any such class or series of stock (but not below the number of shares thereof then outstanding)), and no separate vote or consent of the holders of shares of Class A Common Stock, Class B Common Stock or any series of Preferred Stock shall be required for the approval of any such matter.

          2.  Conversion Rights.
              -----------------

          Each share of Class B Common Stock shall be convertible, at the option of the holder thereof, into one share of Class A Common Stock. Any such conversion may be effected by any holder of Class B Common Stock by surrendering such holder's certificate or certificates for the Class B Common Stock to be converted, duly endorsed, at the office of the Corporation or any transfer agent for the Class B Common Stock, together with a written notice to the Corporation at such office that such holder elects to convert all or a specified number of shares of Class B Common Stock represented by such certificate and stating the name or names in which such holder desires the certificate or certificates for Class A Common Stock to be issued. If so required by the Corporation, any certificate for shares surrendered for conversion shall be accompanied by instruments of transfer, in form satisfactory to the Corporation, duly executed by the holder of such shares or the duly authorized representative of such holder. Promptly thereafter, the Corporation shall issue and deliver to such holder or such holder's nominee or nominees, a certificate or certificates for the number of shares of Class A Common Stock to which such holder shall be entitled as herein provided. Such conversion shall be deemed to have been made at the close of business on the date of receipt by the Corporation or any such transfer agent of the certificate or certificates, notice and, if required, instruments of transfer referred to above, and the person or persons entitled to receive the Class A Common Stock issuable on such conversion shall be treated for all purposes as the record holder or holders of such Class A Common Stock on that date. A number of shares of Class A Common Stock equal to the number of shares of Class B Common Stock outstanding from time to time shall be set aside and reserved for issuance upon conversion of shares of Class B

Common Stock. Shares of Class B Common Stock that have been converted hereunder shall remain treasury shares to be disposed of by resolution of the Board of Directors. Shares of Class A Common Stock shall not be convertible into shares of Class B Common Stock.

          3.   Dividends.  Subject to subparagraph 4 of this Section A, whenever
               ---------
a dividend is paid to the holders of Class A Common Stock, the Corporation also shall pay to the holders of Class B Common Stock a dividend per share at least equal to the dividend per share paid to the holders of the Class A Common Stock. Subject to subparagraph 4 of this Section A, whenever a dividend is paid to the holders of Class B Common Stock, the Corporation shall also pay to the holders of the Class A Common Stock a dividend per share at least equal to the dividend per share paid to the holders of the Class B Common Stock. Dividends shall be payable only as and when declared by the Board of Directors out of funds legally available therefor.

          4.   Share Distributions.  If at any time a distribution paid in Class
               -------------------
A Common Stock, Class B Common Stock, or any other securities of the Corporation or any other entity (hereinafter sometimes called a "share distribution") is to be made with respect to the Class A Common Stock or Class B Common Stock, such share distribution may be declared and paid only as follows:

          (i) a share distribution consisting of shares of Class A Common Stock (or convertible securities convertible into or exercisable or exchangeable for shares of Class A Common Stock) to holders of Class A Common Stock and Class B Common Stock, on an equal per share basis; or consisting of shares of Class B Common Stock (or convertible securities convertible into or exercisable or exchangeable for shares of Class

     B Common Stock) to holders of Class B Common Stock and Class A Common Stock, on an equal per share basis; or consisting of shares of Class A Common Stock (or convertible securities convertible into or exercisable or exchangeable for shares of Class A Common Stock) to holders of Class A Common Stock and, on an equal per share basis, shares of Class B Common stock (or like convertible securities convertible into or exercisable or exchangeable for shares of Class B Common Stock) to holders of Class B Common Stock; and

          (ii) a share distribution consisting of any class or series of securities of the Corporation or any other entity other than Class A Common Stock or Class B Common Stock (or convertible securities convertible into or exercisable or exchangeable for shares of Class A Common Stock or Class B Common Stock), either on the basis of a distribution of identical securities, on an equal per share basis, to holders of Class A Common Stock and Class B Common Stock or on the basis of a distribution of one class or series of securities to holders of Class A Common Stock and another class or series of securities to holders of Class B Common Stock, provided that the securities so distributed (and, if the distribution consists of convertible securities, the securities into which such convertible securities are convertible or for which they are exercisable or exchangeable) do not differ in any respect other than their relative voting rights and related differences in designation, conversion, redemption and share distribution provisions, with holders of the shares of Class B Common Stock receiving the class or series having the higher relative voting rights (without regard to whether such rights differ to a greater or lesser extent than the corresponding differences in voting rights, designation, conversion, redemption and share distribution provisions between the Class A Common Stock and the Class B Common Stock), provided that if the securities so distributed constitute capital stock of a subsidiary of the Corporation, such rights shall not differ to a greater extent than the corresponding differences in voting rights, designation, conversion, redemption and share distribution provisions between the Class A Common Stock and the Class B Common Stock, and provided in each case that such distribution is otherwise made on an equal per share basis.

          The Corporation shall not reclassify, subdivide or combine the Class A Common Stock without reclassifying, subdividing or combining the Class B Common Stock, on an equal per share basis. The Corporation shall not reclassify, subdivide or combine the Class B Common Stock without reclassifying, subdividing or combining the Class A Common Stock, on an equal per share basis.

          5.   Liquidation and Mergers.  Subject to the prior payment in full of
               -----------------------
the preferential amounts to which any Preferred Stock is entitled, the holders of Class A Common Stock and the holders of Class B Common Stock shall share equally, on a share for share basis, in any distribution of the Corporation's assets upon any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, after payment or provisions for payment of the debts and other liabilities of the Corporation. Neither the consolidation or merger of the Corporation with or into any other corporation or corporations nor the sale, transfer or lease of all or substantially all of the assets of the Corporation shall itself be deemed to be a liquidation, dissolution or winding up of the Corporation within the meaning of this subparagraph 5.

                                   SECTION B
                                   ---------
                                PREFERRED STOCK

          The Preferred Stock may be issued, from time to time, in one or more series, with such powers, designations, preferences and relative, participating, optional or other rights, and qualifications, limitations or restrictions thereof, as shall be stated and expressed in a resolution or resolutions providing for the issue of each such series adopted by the Board of Directors. The Board of Directors, in such resolution or resolutions (a copy of which shall be filed and recorded as required by law), is also expressly authorized to fix with respect to each series:

          (i) the distinctive serial designations and the division of such shares into series and the number of shares of a particular series, which may be increased or decreased, but not below the number of shares thereof then outstanding, by a certificate made, signed, filed and recorded as required by law;

          (ii) the dividend rate or amounts, if any, for the particular series, the date or dates from which dividends on all shares of such series shall be cumulative, if dividends on stock of the particular series shall be cumulative and the relative rights of priority, if any, or participation, if any, with respect to payment of dividends on shares of that series;

          (iii) the rights of the shares of each series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation, and the relative rights of priority, if any, of payment of shares of each series;

          (iv) the right, if any, of the holders of a particular series to convert or exchange such stock into or for other classes or series of a class of stock or indebtedness of the Corporation or of another entity, and the terms and conditions of such conversion or exchange, including provision for the adjustment of the conversion or exchange rate in such events as the Board of Directors may determine;

          (v) the voting rights, if any, of the holders of a particular series (which may be in addition to or in lieu of those specified in this Certificate); and

          (vi) the terms and conditions, if any, for the Corporation to purchase or redeem shares of a particular series.

                                   ARTICLE V

                                   DIRECTORS

                                   SECTION A
                                   ---------
                              NUMBER OF DIRECTORS

          The governing body of the Corporation shall be a Board of Directors. Subject to any rights of the holders of any series of Preferred Stock to elect additional directors (and the automatic increase of the number of directors during the period such rights are vested if the resolution or resolutions providing for the establishment of such series so provides), the number of directors shall not be less than three (3) and the exact number of directors shall be fixed by the Board of Directors by resolution. Election of directors need not be by written ballot.

                                   SECTION B
                                   ---------
                             REMOVAL OF DIRECTORS

     Subject to the rights of the holders of any series of Preferred Stock with respect to directors especially elected by such holders, directors may be removed from office with or without cause upon the affirmative vote of the holders of at least 66% of the total voting power of the then outstanding Class A Common Stock, Class B Common Stock and any series of Preferred Stock entitled to vote at an any general election of directors, voting together as a single class.

                                   SECTION C
                                   ---------
                   NEWLY CREATED DIRECTORSHIPS AND VACANCIES

     Subject to the rights of the holders of any series of Preferred Stock with respect to directors especially elected by such holders, vacancies on the Board of Directors resulting from death, resignation, removal, disqualification or other cause, and newly created directorships resulting from any increase in the number of directors on the Board of Directors, shall be filled by the affirmative vote of a majority of the remaining directors then in office (even though less than a quorum) or by the sole remaining director. Any director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the director whose vacancy he has filled. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director, except as may be provided in the terms of any series of Preferred Stock with respect to any additional director especially elected by the holders of such series of Preferred Stock.

                                   SECTION D
                                   ---------
                  LIMITATION ON LIABILITY AND INDEMNIFICATION

     1.   Limitation On Liability.
          -----------------------

          To the fullest extent permitted by the Delaware General Corporation Law as the same exists or may hereafter be amended, a director of the Corporation shall not be liable to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director. Any repeal or modification of this paragraph 1 shall be prospective only and shall not adversely affect any limitation, right or protection of a director of the Corporation existing at the time of such repeal or modification.

     2.   Indemnification.
          ---------------
          (a) Right to Indemnification. The Corporation shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a "proceeding") by reason of the fact that he, or a person for whom he is the legal representative, is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys' fees) reasonably incurred by such person. Such right of indemnification shall inure whether or not the claim asserted is based on matters which antedate the adoption of this Section D. The Corporation shall be required to indemnify a person in connection with a proceeding (or part thereof) initiated by such person only if the proceeding (or part thereof) was authorized by the Board of Directors of the Corporation.

          (b) Prepayment of Expenses. The Corporation shall pay the expenses (including attorneys' fees) incurred by a director or officer in defending any proceeding in advance of its final disposition, provided, however, that the payment of expenses incurred by a director or officer in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking by the director or officer to repay all amounts advanced if it should be ultimately determined that the director or officer is not entitled to be indemnified under this paragraph or otherwise.

          (c) Claims. If a claim for indemnification or payment of expenses under this paragraph is not paid in full within 60 days after a written claim therefor has been received by the Corporation, the claimant may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim. In any such action the Corporation shall have the burden of proving that the claimant was not entitled to the requested indemnification or payment of expenses under applicable law.

          (d) Non-Exclusivity of Rights. The rights conferred on any person by this paragraph shall not be exclusive of any other rights which such person may have or hereafter acquires under any statute, provision of this Certificate, the Bylaws, agreement, vote of stockholders or disinterested directors or otherwise.

          (e) Other Indemnification. The Corporation's obligation, if any, to indemnify any person who was or is serving at its request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, enterprise or nonprofit entity shall be reduced by any amount such person may collect as indemnification from such other corporation, partnership, joint venture, trust, enterprise or nonprofit entity.

     3.   Amendment or Repeal.
          -------------------

          Any repeal or modification of the foregoing provisions of this Section D shall not adversely affect any right or protection hereunder of any person in respect of any act or omission occurring prior to the time of such repeal or modification.

                                   SECTION E
                                   ---------
                              AMENDMENT OF BYLAWS

          The Board of Directors of the Corporation is authorized to adopt, amend, or repeal the bylaws of the Corporation except as and to the extent provided in the bylaws.

                                   ARTICLE VI

                                      TERM

          The term of existence of this Corporation shall be perpetual.

                                  ARTICLE VII

                              STOCK NOT ASSESSABLE

          The capital stock of this Corporation shall not be assessable if fully paid. It shall be issued as fully paid, and the private property of the stockholders shall not be liable for the debts, obligations or liabilities of this Corporation.

                                 ARTICLE VIII

                            MEETINGS OF STOCKHOLDERS

                                   SECTION A
                                   ---------
                          ANNUAL AND SPECIAL MEETINGS

     Subject to the rights of the holders of any series of Preferred Stock, stockholder action may be taken only at an annual or special meeting. Except as otherwise provided in the terms of any series of Preferred Stock or unless otherwise prescribed by law or by another provision of this Certificate, special meetings of the stockholders of the Corporation, for any purpose or purposes, shall be called by the Secretary of the Corporation only (i) upon the written request of the holders of not less than 25% of the total voting power of the outstanding Voting Securities (as defined hereinafter) or (ii) at the request of at least 75% of the members of the Board of Directors then in office. The term "Voting Securities" shall include the Class A Common Stock, the Class B Common Stock and any series of Preferred Stock entitled to vote with the holders of Common Stock generally upon all matters which may be submitted to a vote of stockholders at any annual meeting or special meeting thereof.

                                   SECTION B
                                   ---------
                      STOCKHOLDER ACTION WITHOUT A MEETING

     Except as otherwise provided in the terms of any series of Preferred Stock, no action required to be taken or which may be taken at any annual meeting or special meeting of stockholders may be taken without a meeting, and the power of stockholders to consent in writing, without a meeting, is specifically denied.

                                  ARTICLE IX

                      CERTAIN COMPROMISES OR ARRANGEMENTS

          Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

          IN WITNESS WHEREOF, said TCI COMMUNICATIONS, INC. has caused this Restated Certificate of Incorporation to be signed by its Vice President this 11th day of January, 1996.

                                                  TCI COMMUNICATIONS INC.



                                                   By:[signature appears here]
                                                      ------------------------
                                                      Name:
                                                      Title:

                               State of Delaware
                                                           PAGE 1
                       Office of the Secretary of State
                       --------------------------------



     I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF DESIGNATION OF "TCI COMMUNICATIONS, INC.", FILED IN THIS OFFICE ON THE ELEVENTH DAY OF JANUARY, A.D. 1996, AT 4:01 O'CLOCK P.M.

     A CERTIFIED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS FOR RECORDING.

                 [SEAL OF THE STATE OF DELAWARE APPEARS HERE]



                                     /s/ Edward J. Freel
                [SEAL APPEARS HERE]  --------------------------------------
                                     Edward J. Freel, Secretary of State

                                     AUTHENTICATION:
0685208   8100                                        7789090
                                               DATE:
960009825                                             01-16-96

01/11/96 THRU 17:15 FAX 302 658 6548
STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 04:01 PM 01/11/1996
960009825 - 685208



                           TCI COMMUNICATIONS, INC.

                          CERTIFICATE OF DESIGNATIONS

                                 ------------

                     SETTING FORTH A COPY OF A RESOLUTION
                     CREATING AND AUTHORIZING THE ISSUANCE
                 OF A SERIES OF PREFERRED STOCK DESIGNATED AS
              "CUMULATIVE EXCHANGEABLE PREFERRED STOCK, SERIES A"

                                 ------------

          The undersigned, a Vice President of TCI COMMUNICATIONS, INC., a Delaware corporation (the "Company"), HEREBY CERTIFIES that (i) the Board of Directors, in accordance with Article IV, Section B of the Company's Restarted Certificate of Incorporation, has authorized the creation of the series of Preferred Stock hereafter provided for, has established the voting and exchange rights thereof and has authorized, in accordance with Section 141(c) of the Delaware General Corporation Law (the "DGCL"), a Special Committee of the Board of Directors (the "Special Committee") to adopt the following resolution (which includes the voting and exchange rights of such series as authorized by the Board of Directors) and (ii) the Special Committee has adopted the following resolution, creating the following new series of the Company's Preferred Stock:

          "BE IT RESOLVED, that pursuant to authority expressly granted by the provisions of Article IV, Section B of the Prestated Certificate of Incorporation of the Company to the Board of Directors, there is hereby created and authorized the issuance of a new series of the Company's Preferred Stock, par value $.01 per share ("Preferred Stock"), with the following powers, designations, dividend rights, voting powers, rights on liquidation, exchange rights, redemption rights and other preferences and relative, participating, optional or other special rights and with the qualifications, limitations or restrictions of the shares of such series (in addition to the powers, designations, preferences and relative, participating, optional or other special rights and the qualifications, limitations or restrictions thereof set forth in the Restated Certificate of Incorporation that are applicable to each series of Preferred Stock) hereinafter set forth:

        (1)   Designation: Number of Shares: The designation of the series of
              -----------------------------
Preferred Stock, par value $.01 per share, of the Company created hereby shall be "Cumulative Exchangeable Preferred Stock, Series A" (the "Series A Preferred Stock"). The designated number of shares of Series A Preferred Stock shall be 4,600,000. Each share of Series A Preferred Stock shall have a stated value of $50 ("Stated Value").

        Any shares of Series A Preferred Stock redeemed or otherwise acquired by the Company shall be retired and shall resume the status of authorized and unissued shares of Preferred Stock, without designation as to series, until such shares are once more designated as part of a particular series of Preferred Stock by the Board of Directors.

        (2)   Certain Definitions. Unless the context otherwise requires, the
              -------------------
terms defined in this paragraph (2) shall have, for all purposes of this Certificate of Designations, the meanings herein specified:

        "Average Market Price" as of any Record Date, Redemption Date or Liquidating Payment Date shall mean the average of the daily Closing Prices for the period of ten consecutive Trading Days ending on the third Trading Day preceding such Record Date, Redemption Date or Liquidating Payment Date, respectively, appropriately adjusted in such manner as the Board of Directors in good faith deems appropriate to take in account any stock dividend on the Series A TCI Group Common Stock, or any subdivision, split, combination or reclassification of the Series A TCI Group Common Stock that occurs, or the Ex-Dividend Date for which occurs, during the period following the first Trading Day in such ten-Trading Day period and ending on the last full Trading Day immediately preceding the Dividend Payment Date to which such Record Date relates, such Redemption Date or such Liquidating Payment Date, respectively.

        "Board of Directors" shall mean the Board of Directors of the Company, and, unless the context indicates otherwise, shall also mean, to the extent permitted by law, any committee thereof authorized, with respect to any particular matter, to exercise the power of the Board of Directors of the Company with respect to such matter.

        "Business Day" shall mean any day other than a Saturday, Sunday or a day on which banking institutions in The City of New York, New York are authorized or obligated by law or executive order to close.

        "Cash Equivalent Amount" shall mean an amount equal to 95% of the Average Market Price per share of Series A TCI Group Common Stock, such Average Market Price to be determined (i) in the case of a dividend payment, as of the related Record Date, (ii) in the case of a redemption payment, as of the related Redemption Date and (iii), in the case of a Liquidating Payment, as of the Liquidating Payment Date.

              "Closing Price" shall mean, on any day, (i) the last sale price (or, if no sale price is reported on that day, the average of the bid and asked prices) of a share of Series A TCI Group Common Stock on the Nasdaq National Market on such day, or (ii), if the primary trading market for the Series A TCI Group Common Stock is not the Nasdaq National Market, then the closing sale price regular way on such day, or, in case no such sale takes place on such day, the reported closing bid price regular way on such day, in each case on the New York Stock Exchange or, if the Series A TCI Group Common Stock is not listed or admitted to trading on such Exchange, then on the principal exchange on which such stock is traded, or (iii) if the Closing Price on such day is not available pursuant to one of the methods specified above, then the average of the bid and asked prices for the Series A TCI Group Common Stock on such day as furnished by any New York Stock Exchange member firm selected from time to time by the Parent Board of Directors for that purpose.

              "Convertible Securities" shall mean rights, options, warrants and other securities which are exercisable or exchangeable for or convertible into shares of capital stock at the option of the holder thereof. As used herein, Convertible Securities for shares of Series A TCI Group Common Stock do not include the Series B TCI Group Common Stock (whether or not at the time in question the Series B TCI Group Common Stock is convertible into shares of Series A TCI Group Common Stock).

              "Current Market Price," on the Determination Date for any issuance of rights, warrants or options or any distribution in respect of which the Current Market Price is being calculated, shall mean the average of the daily Closing Prices of the Series A TCI Group Common Stock for the shortest of:

              (i) the period of 30 consecutive Trading Days commencing 45 Trading Days before such Determination Date,

              (ii) the period commencing on the date next succeeding the first public announcement of the issuance of rights, warrants or options or the distribution in respect of which the Current Market Price is being calculated and ending on the last full Trading Day before such Determination Date, and

              (iii) the period, if any, commencing on the date next succeeding the Ex-Dividend Date with respect to the next preceding issuance of rights, warrants or options or distribution for which an adjustment is required by the provisions of subparagraph (6)(b)(i)(D), (ii) or (iii), and ending on the last full Trading Day before such Determination Date.

              If the record date for an issuance of rights, warrants or options or a distribution for which an adjustment is required by the provisions of subparagraph (6)(b)(i)(D), (6)(ii) or (6)(b)(iii) (the "preceding adjustment event") precedes the record date for the issuance or distribution in respect of which the Current Market Price is being calculated and the Ex-Dividend Date for such preceding adjustment event is on or after the Determination Date for the issuance or distribution in respect of which the Current Market Price is being calculated, then the Current Market Price shall be adjusted by deducting therefrom the fair market value (on the record date for the issuance or distribution in respect of which the Current Market Price is being calculated), as determined in good faith by the Parent Board of Directors, of the capital stock, rights, warrants or options, assets or debt securities issued or distributed in respect of each share of Series A TCI Group Common Stock in such preceding adjustment event. Further, in the event that the Ex-Dividend Date (or in the case of a subdivision, combination or reclassification, the effective date with respect thereto) with respect to a dividend, subdivision, combination or reclassification to which paragraph (6)(b)(i)(A), (B), (C) or (E) applies occurs during the period applicable for calculating the Current Market Price, then the Current Market Price shall be calculated for such period in a manner determined in good faith by the Parent Board of Directors to reflect the impact of such dividend, subdivision, combination or reclassification on the Closing Prices of the Series A TCI Group Common Stock during such period.

              "Determination Date" for any issuance of rights, warrants or options or any dividend or distribution to which paragraph (6)(b)(ii) or (iii) applies shall mean the earlier of (i) the record date for the determination of stockholders entitled to receive the rights, warrants or options or the dividend or distribution to which such paragraph applies and (ii) the Ex-Dividend Date for such rights, warrants or options or dividend or distribution.

              "Dividend Payment Date" shall mean the 15th day of each January, April, July and October, commencing with April 15, 1996, or the next succeeding Business Day if any such day is not a Business Day.

              "Dividend Period" shall mean the period from the Issue Date to but excluding the first Dividend Payment Date and, thereafter, each quarterly period from and including a Dividend Payment Date to but excluding the next Dividend Payment Date.

              "Exchange Rate" shall mean the kind and amount of securities, assets or other property that as of any date are deliverable upon exchange of a share of Series A Preferred Stock pursuant to the exchange privilege set forth in paragraph (6). The Exchange Rate of a share of Series A Preferred Stock shall initially mean 1.871 shares of Series A TCI Group Common Stock for each share of Series A Preferred Stock, subject to adjustment as set forth in subparagraph
(6)(b). In the event that pursuant to paragraph (6) the Series A Preferred Stock becomes exchangeable for more than one class or series of capital stock of the Parent, the term "Exchange Rate," when used with respect to any such class or series, shall mean the number or fraction of shares or other units of such capital stock that as of any date would be issued upon exchange of a share of Series A Preferred Stock.

              "Exchange Date" shall have the meaning set forth in subparagraph
(6)(a).

              "Ex-Dividend Date" shall mean the date on which "ex-dividend" trading commences for a dividend, an issuance of rights, warrants or options or a distribution to which any of subparagraphs (6)(b)(i), (ii) or (iii) applies in the Nasdaq National Market or on the principal exchange on which the Series A TCI Group Common Stock is then quoted or traded.

              "Guarantee" shall mean the Guarantee Agreement, dated as of January 10, 1996, entered into by the Parent in favor of the holders from time to time of the Series A Preferred Stock, as such agreement may be amended or supplemented from time to time in accordance with the provisions thereof.

              "Initial Exchange Date" and "Initial Redemption Date" shall each mean January 15, 2001.

              "Issue Date" shall mean the date on which shares of Series A Preferred Stock are first issued.

              "Junior Stock" shall mean (i) each class or series of common stock of the Company, (ii) any other class or series of capital stock of the Company hereafter created, other than (A) any class or series of Parity Stock (except to the extent provided under clause (iii) hereof) and (B) any class or series of Senior Stock, and (iii) any class or series of Parity Stock to the extent that it ranks junior to the Series A Preferred Stock as to dividend rights, rights of redemption or rights on liquidation, as the case may be. For purposes of clause
(iii) above, a class or series of Parity Stock shall rank junior to the Series A Preferred Stock as to dividend rights, rights of redemption or rights on liquidation if the holders of shares of Series A Preferred Stock shall be entitled to dividend payments, payments on redemption or payments of amounts distributable upon dissolution, liquidation or winding up of the Company, as the case may be, in preference or priority to the holders of shares of such class or series of Parity Stock.

              "Liquidation Preference," measured per share of the Series A Preferred Stock, shall mean an amount equal to (a) the Stated Value of such share, plus (b) for purposes of determining the amount payable pursuant to paragraph (7) only, an amount equal to all dividends accrued but unpaid on such share, whether or not such unpaid dividends have been declared or there are any funds of the Company legally available for the payment of dividends, to the Liquidating Payment Date.

              "Liquidating Payment" shall mean an amount equal to the Liquidation Preference of a share of Series A Preferred Stock or, if less, the amount payable in respect of one share of Series A Preferred Stock pursuant to subparagraph (7)(a) upon the voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company.

              "Liquidating Payment Date" shall mean the date on which the Company makes the aggregate Liquidating Payment to all holders of outstanding shares of Series A Preferred Stock.

              "Mandatory Redemption Date" shall mean January 15, 2006.

              "Mandatory Redemption Price," as to any share of Series A Preferred Stock which is to be redeemed on the Mandatory Redemption Date, shall mean the Liquidation Preference thereof on such date.

              "Optional Redemption Price" shall have the meaning set forth in subparagraph 4(b).

              "Other Property" shall mean any security (other than Series A TCI Group Common Stock), assets or other property deliverable upon the surrender of shares of Series A Preferred Stock for exchange in accordance with the provisions of paragraph (6).

              "Parent" means Tele-Communications, Inc., a Delaware corporation.

              "Parent Board of Directors" shall mean the Board of Directors of the Parent, and, unless the context indicates otherwise, shall also mean, to the extent permitted by law, any committee thereof authorized, with respect to any particular matter, to exercise the power of the Board of Directors of the Parent with respect to such matter.

              "Parity Stock" shall mean the Series A Preferred Stock and any class or series of capital stock, whether now existing or hereafter created, of the Company ranking on a parity basis with the Series A Preferred Stock as to dividend rights, rights of redemption or rights on liquidation. Capital stock of any class or series, whether now existing or hereafter created, shall rank on a parity as to dividend rights, rights of redemption or rights on liquidation with the Series A Preferred Stock, whether or not the dividend rates, dividend payment dates, redemption or liquidation prices per share or sinking fund or mandatory redemption provisions, if any, are different from those of the Series A Preferred Stock, if the holders of shares of such class or series shall be entitled to dividend payments, payments on redemption or payments of amounts distributable upon dissolution, liquidation or winding up of the Company, as the case may be, in proportion to their respective accumulated and accrued and unpaid dividends, redemption prices or liquidation prices, respectively, without preference or priority, one over the other, as between the holders of shares of such class or series and the holders of Series A Preferred Stock. No class or series of capital stock that ranks junior to the Series A Preferred Stock as to rights on liquidation shall rank or be deemed to rank on a parity basis with the Series A Preferred Stock as to dividend rights or rights of redemption, unless the instrument creating or evidencing such class or series of capital stock otherwise expressly provides.

              "Person" shall mean any individual, corporation, partnership, joint venture, association, joint stock company, limited liability company, trust, unincorporated organization, government or agency or political subdivision thereof, or other entity, whether acting in an individual, fiduciary or other capacity.

              "Preferred Stock Directors" has the meaning set forth in subparagraph (11)(b).

              "Prospectus Condition" shall mean, with respect to any exchange requested by a holder of Series A Preferred Stock pursuant to paragraph (6)(a), that the Parent deliver to such holder or its designee a current prospectus (meeting the requirements of Section 10 of the Securities Act) relating to the Series A TCI Group Common Stock; provided, however, that the Prospectus Condition shall be deemed satisfied if the Parent receives (i) an opinion of counsel (which may be the General Counsel of, or regular outside counsel to, the Parent) to the effect that the Parent is not required, under the Securities Act or the rules and regulations of the Securities and Exchange Commission (the "SEC") promulgated thereunder, to deliver a current prospectus in connection with any exchange of Series A Preferred Stock and the related guarantee of the Parent for shares of Series A TCI Group Common Stock or (ii) a letter from the Division of Corporation Finance (or other appropriate division of the SEC) to the effect that such Division will not raise objection or recommend any enforcement action to the SEC if the Parent does not deliver a current prospectus in connection with an exchange of Series A Preferred Stock and the related guarantee of the Parent for shares of Series A TCI Group Common Stock.

              "Record Date" for the dividends payable on any Dividend Payment Date shall mean the first day of the month during which such Dividend Payment Date shall occur, as and if designated by the Board of Directors.

              "Redeemable Capital Stock" has the meaning set forth in subparagraph (6)(b)(i).

              "Redemption Date," as to any share of Series A Preferred Stock shall mean (i), for purposes of subparagraph 4(a),the Mandatory Redemption Date and (ii), for purposes of subparagraph (4)(b),the date fixed by the Board of Directors for the redemption of such share; provided, that no such date will be a Redemption Date unless the applicable of the Mandatory Redemption Price or the Optional Redemption Price is actually paid in full on such date or the consideration sufficient for the payment thereof, and for no other purpose, has been set apart or deposited in trust as contemplated by subparagraph (4)(f).

              "Redemption Notice" shall have the meaning set forth in subparagraph (4)(d).

              "Redemption Price," at to any share of Series A Preferred Stock, shall mean (i), if such share is to be redeemed pursuant to subparagraph (4)(a), the Mandatory Redemption Price and (ii), if such share is to be redeemed pursuant to subparagraph (4)(b), the applicable Optional Redemption Price.

              "Redemption Securities" shall mean securities of an issuer other than the Parent that are distributed by the Parent in payment, in whole or in part, of the call, redemption, exchange or other acquisition price for Redeemable Capital Stock.

              "Securities Act" shall mean the Securities Act of 1933, as amended from time to time, or any successor statute, and the rules and regulations promulgated thereunder.

              "Senior Stock" shall mean any class or series of capital stock of the Company hereafter created ranking prior to the Series A Preferred Stock as to dividend rights, rights of redemption or rights on liquidation. Capital stock of any class or series shall rank prior to the Series A Preferred Stock as to dividend rights, rights or rights on liquidation if the holders of shares of such class or series shall be entitled to dividend payments, payments on redemption or payments of amounts distributable upon dissolution, liquidation or winding up of the Company, as the case may be, in preference or priority to the holders of shares of Series A Preferred Stock. No class or series of capital stock that ranks on a parity basis with or junior to the Series A Preferred Stock as to rights on liquidation shall rank or be deemed to rank prior to the Series A Preferred Stock as to dividend rights or rights of redemption, notwithstanding that the dividend rate, dividend payment dates, sinking fund provisions, if any or mandatory redemption provisions thereof are different from those of the Series A Preferred Stock, unless the instrument creating or evidencing such class or series of capital stock otherwise expressly so provides.

              "Series A Preferred Stock" shall have the meaning set forth in paragraph (1).

              "Series A TCI Common Stock" shall mean the Tele-Communications, Inc. Series A TCI Group Common Stock, par value $1.00 per share, of Parent, which term shall include, where appropriate, in the case of reclassification, recapitalization or other change in the Series A TCI Group Common Stock, or in the case of a consolidation or merger of Parent with or into another Person affecting the Series A TCI Group Common Stock, such capital stock to which a holder of Series A TCI Group Common Stock shall be entitled upon the occurrence of such event.

              "Series B TCI Group Common Stock" shall mean the Tele-Communications, Inc. Series B TCI Group Common Stock, par value $1.00 per share, of Parent, which term shall include, where appropriate, in the case of any reclassification, recapitalization or other change in the Series B TCI Group Common Stock, or in the case of a consolidation or merger of Parent with or into another Person affecting the Series B TCI Group Common Stock, such capital stock to which a holder of Series B TCI Group Common Stock shall be entitled upon the occurrence of such event.

              "Stated Value" shall have the meaning set forth in paragraph (1).

              "Stock Dividend Amount" shall have the meaning set forth in subparagraph (3)(c).

              "Subsidiary" shall mean, with respect to any Person, (i) a corporation a majority of the capital stock of which, having voting power under ordinary circumstances to elect directors, is at the time, directly or indirectly, owned by such Person and/or one or more Subsidiaries of such Person and (ii) any other entity (other than a corporation) in which such Person and/or one or more Subsidiaries of such Person, directly or indirectly, has (x) a majority ownership interest and (y) the power to elect or direct the election of a majority of the members of the governing body of such entity.

              "Trading Day" shall mean a day on which the Nasdaq National Market and the New York Stock Exchange are each open for the transaction of business.

              "Wholly Owned Subsidiary" means (i) a corporation all of the capital stock of which, having voting power under ordinary circumstances to elect directors, is at the time, directly or indirectly, owned by the Company and/or one or more Wholly Owned Subsidiaries and (ii) any other Person, (other than a corporation) in which the Company and/or one or more Wholly Owned Subsidiaries, directly or indirectly, has (x) the entire ownership interest and
(y) the power to elect or direct the election of all of the members of the governing body of such Person.

     (3)      Dividends.
              ---------

     (a)      Payment. The holders of shares of Series A Preferred Stock shall
              -------
be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available therefor, cumulative dividends, in preference to dividends on any Junior Stock, from the Issue Date at the rate per annum of 4.25% of the Stated Value per share, rounded to the nearest cent on the basis of the total number of shares of Series A Preferred Stock held by a holder (or a dividend rate per share of $2.125 per annum or $0.53125 per quarter for each share of Series A Preferred Stock). and no more, payable quarterly for each share of Series A Preferred Stock in arrears on each Dividend Payment Date; provided, however, that, with respect to any Dividend Period during which a redemption occurs, the Board of Directors may, at its option, declare accrued dividends to, and pay such dividends on, the related Redemption Date, in which case such dividends would be payable on such Redemption Date to the holders of the shares of Series A Preferred Stock as of a special record date (not to exceed 45 days preceding the payment date) for such dividend payment. Each dividend on the shares of Series A Preferred Stock shall be payable to holders of record as they appear on the stock register of the Company on the Record Date for such dividend and, for purposes of calculating the accrual of dividends, dividends will accrue to, but not including, the date fixed for payment. For purposes of determining the amount of dividends "accrued" (i) as of the first Dividend Payment Date and as of any date that is not a Dividend Payment Date, such amount shall be calculated on the basis of the rate per annum specified above for actual days elapsed from the Issue Date (in the case of the first Dividend Payment Date and any date prior to the first Dividend Payment Date) or the last preceding Dividend Payment Date (in the case of any other date) to but excluding the date as of which such determination is being made, based on a 365-or 366-day year, as the case may be, and (ii) as of any Dividend Payment Date (other than the first Dividend Payment Date), such amount shall be calculated on the basis of the foregoing rate per annum, based on a 360-day year of twelve 30-day months. The first Dividend Period shall be from the Issue Date to but excluding April 15, 1996, and the first dividend (as and if declared by the Board of Directors and payable on the first Dividend Payment Date) will be payable on April 15, 1996 in the amount of $0.53125 per share of Series A Preferred Stock.

              Dividends on the shares of Series A Preferred Stock will accrue on a daily basis (without interest or compounding) whether or not there are unrestricted funds legally available for the payment of such dividends and whether or not such dividends are declared. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on the Series A Preferred Stock that may be in arrears. Dividends will cease to accrue in respect of shares of Series A Preferred Stock on the date of their redemption or exchange.

              Accrued and unpaid dividends for any past Dividend Period or Dividend Periods may be declared and paid at any time, without reference to any Dividend Payment Date, to holders of record on such date, not exceeding 45 days preceding the payment date thereof, as may be fixed by the Board of Directors.

     (b)      Company's Right to Elect Manner of Payment of Dividends. Any
              -------------------------------------------------------
dividends may be paid, in the sole discretion of the Board of Directors, (i) out of funds legally available therefor, (ii) through the delivery of shares of Series A TCI Group Common Stock or (iii) through any combination of the foregoing forms of consideration elected by the Board of Directors in its sole discretion. If any dividend declared by the Board of Directors is to be paid, in whole or in part, through the delivery of shares of Series A TCI Group Common Stock, each holder of Series A Preferred Stock shall receive the same proportion of cash and/or shares of Series A TCI Group Common Stock (except for cash paid in lieu of fractional shares) delivered in payment of such dividend to other holders of shares of Series A Preferred Stock.

     (c)      Payment of Dividends by Delivery of Series A TCI Group Common
              -------------------------------------------------------------
Stock. If the Company elects to pay any dividend payment, in whole or in part,
-----
by delivery of shares of Series of Series A TCI Group Common Stock, the amount of such dividend payment to be paid per share of Series A Preferred Stock in shares of Series A TCI Group Common Stock (the "Stock Dividend Amount") shall be paid through the delivery to the holders of record of such shares of Series A Preferred Stock on the Record Date for such dividend payment of a number of shares of Series A TCI Group Common Stock determined by dividing the Stock Dividend Amount by the Cash Equivalent Amount. No fractional shares of Series A TCI Group Common Stock shall be delivered to a holder of shares of Series A Preferred Stock, but the Company shall instead pay a cash adjustment determined as provided in paragraph (8).

              If the Company elects to pay any dividend, in whole in part, through the delivery of shares of Series A TCI Group Common Stock, the Company will give notice of such determination (which shall include the number of shares of Series A TCI Group Common Stock and the amount of cash, if any, to be delivered in respect of each share of Series A Preferred Stock) by publication, on the Record Date or any special record date for such dividend, of such election in a daily newspaper of national circulation.

              The Company's right to make any dividend payment (or a designated portion thereof) through the delivery of shares of Series A TCI Group Common Stock shall be conditioned upon: (i) the shares of Series A TCI Group Common Stock to be so delivered being fully paid and nonassessable and free from any preemptive rights, liens or adverse claims; (ii) the delivery of such shares of Series A TCI Group Common Stock being exempt from the registration or qualification requirements of the Securities Act and applicable state securities laws or, if no such exemption is available, the delivery of such shares of Series A TCI Group Common Stock having been duly registered or qualified under the Securities Act and applicable state securities laws; and (iii) the shares of Series A TCI Group Common Stock to be so delivered being listed, and upon delivery being eligible for trading on the Nasdaq National Market or on a national securities exchange. If the conditions set forth in this subparagraph (3)(c) have not been satisfied prior to or on the applicable Dividend Payment Date, then such dividend payment shall be paid solely in cash.

     (d)      Credit. Any dividend payment made on the shares of Series A
              ------
Preferred Stock shall first be credited against the earliest accrued but unpaid dividend due with respect to the shares of Series A Preferred Stock.

     (e)      Pro Rata. All dividends paid with respect to the shares of Series
              --------
A Preferred Stock shall be paid pro rata to the holders entitled thereto.

     (f)      Priority. Payment of dividends to the holders of shares of Series
              --------
A Preferred Stock shall be subject to the prior preferences and other rights of any Senior Stock and to the provisions of paragraph (5).

     (4)      Redemptions.
              -----------

     (a)      Mandatory Redemption by the Company. The Company shall redeem on
              -----------------------------------
the Mandatory Redemption Date all shares of Series A Preferred Stock remaining outstanding at the Mandatory Redemption Price. If the Company is unable to deliver shares of Series A TCI Group Common Stock in payment of the Mandatory Redemption Price on the Mandatory Redemption Date, and if funds of the Company legally available for redemption of shares of the Series A Preferred Stock and any other class or series of Parity Stock then required to be redeemed are insufficient to redeem the total number of shares of Series A Preferred Stock remaining outstanding, those funds which are legally available shall be used to redeem the maximum possible number of shares of Series A Preferred Stock and each such other class or series of Parity Stock. At any time and from time to time thereafter when the Company is able to deliver shares of Series A TCI Group Common Stock, or additional funds of the Company are legally available for such purpose, such shares of Series A TCI Group Common Stock and/or funds shall immediately be used to redeem the shares of Series A Preferred Stock and of each such other class or series of Parity Stock which were required to be redeemed that the Company failed to redeem until the balance of such shares have been redeemed. The selection of shares to be redeemed pursuant to the two immediately preceding sentences shall be made, as nearly as practicable, on a pro rata basis as among the different classes or series and as among the holders of shares of a particular class or series.

     (b)      Optional Redemption by the Company. Shares of Series A Preferred
              -----------------------------------
Stock are not redeemable by the Company prior to the Initial Redemption Date. At any time and from time to time on or after the Initial Redemption Date and prior to the Mandatory Redemption Date, the Company shall have the right to redeem, in whole or from time to time in part, the outstanding shares of Series A Preferred Stock at the following per share call prices, together with an amount equal to all dividends accrued but unpaid thereon to the date fixed for redemption (the "Optional Redemption Price"), if redeemed during the twelve-month period beginning January 15 of the year indicated below:

              Year                       Call Price
              ----                       ----------
              2001..............         $50.94
              2002..............          50.71
              2003..............          50.47
              2004..............          50.24
              2005 and thereafter         50.00


              If fewer than all of the outstanding shares of Series A Preferred Stock are to be redeemed on any Redemption Date, the shares of Series A Preferred Stock to be redeemed shall be chosen by the Company pro rata (as nearly as may be practicable) among all holders of outstanding shares of Series A Preferred Stock. If shares of Series A Preferred Stock evidenced by a certificate selected for partial redemption are thereafter exchanged in part pursuant to paragraph (6) hereof, the shares so exchanged (as far as may be practicable) will be deemed to be the shares selected for redemption. The Company shall not be required to register a transfer of (i) any shares of Series A Preferred Stock for a period of 5 Business Days next preceding any selection of shares of Series A Preferred Stock to be redeemed or (ii) any shares of Series A Preferred Stock called for redemption.

     (c)      Company's Right to Elect Manner of Payment of Redemption Price.
              --------------------------------------------------------------
The Company may effect the redemption of shares of Series A Preferred Stock at the Redemption Price pursuant to subparagraph (4)(a) or (b) above, in the sole discretion of the Board of Directors, (i) out of funds legally available therefor, (ii) through the delivery of shares of Series A TCI Group Common Stock or (iii) through any combination of the foregoing forms of consideration elected by the Board of Directors in its sole discretion. Each holder whose shares of Series A Preferred Stock are redeemed shall receive in payment of the Redemption Price the same proportion of cash and/or shares of Series A TCI Group Common Stock (except for cash paid in lieu of fractional shares) paid to other holders of shares of Series A Preferred Stock redeemed on the same Redemption Date.

     (d)      Notice of Redemption. The Company shall provide notice of any
              --------------------
redemption of shares of Series A Preferred Stock to holders of record of Series A Preferred Stock to be called for redemption not less than 10 nor more than 60 days prior to the date fixed for such redemption. Such notice (a "Redemption Notice") shall be provided by mailing notice of such redemption first class postage prepaid, to each holder of record of shares of Series A Preferred Stock to be redeemed, at such holder's address as it appears on the stock register of the Company; provided, however, that neither failure to give such notice nor any defect therein shall affect the validity of the proceeding for the redemption of any shares of Series A Preferred Stock to be redeemed except as to the holders to whom the Company has failed to give said notice or whose notice was defective.

              In addition to any information required by law or by the applicable rules of the Nasdaq National Market or any national securities exchange, each Redemption Notice shall state, as appropriate, the following (and may contain such other information as the Company deems advisable):

              (A)   the Redemption Date;

              (B) that all outstanding shares of Series A Preferred Stock are to be redeemed or, in the case of a call for redemption of fewer than all outstanding shares of Series A Preferred Stock, the number of shares held by such holder to be redeemed;

              (C) the applicable Redemption Price and the form or forms of consideration that the Company has elected to pay and/or deliver upon such redemption and, if more than one form of consideration has been elected by the Company, the designated portions of the Redemption Price to be paid in each form of consideration so elected;

              (D) if the Company has elected to deliver shares of Series A TCI Group Common Stock in payment of the Redemption Price (or a designated portion thereof), the method of determining the number of shares of Series A TCI Group Common Stock so deliverable as provided in subparagraph 4(e) below;

              (E) the place or places where certificates for Series A Preferred Stock to be redeemed are to be surrendered for redemption;

              (F) that dividends on the shares of Series A Preferred Stock to be redeemed shall cease to accrue on the Redemption Date (except as otherwise provided herein); and

              (G) the then current Exchange Rate and the place or places where certificates for Series A Preferred Stock may be surrendered for exchange pursuant to paragraph (6), and shall further state that the exchange privilege will terminate immediately prior to the close of business on the Redemption Date.

     (e)      Redemption by Delivery of Series A TCI Group Common Stock.  If the
              ---------------------------------------------------------
Company elects to pay, in whole or in part, the Redemption Price in respect of shares of Series A Preferred Stock through the delivery of shares of Series A TCI Group Common Stock, then the Company shall deliver to each holder of shares of Series A Preferred Stock to be redeemed on the applicable Redemption Date a number of shares of Series A TCI Group Common Stock equal to the aggregate Redemption Price (or designated portion thereof) of such shares of Series A Preferred Stock divided by the Cash Equivalent Amount. No fractional shares of Series A TCI Group Common Stock shall be delivered to a holder of shares of Series A Preferred Stock in payment of the Redemption Price, but the Company shall instead pay a cash adjustment determined as provided in paragraph (8).

              The Company's right to elect to pay any Redemption Payment (or designated portion thereof) through the delivery of shares of Series A TCI Group Common Stock shall be conditioned upon: (i) the Company's having timely given a Redemption Notice setting forth such election; (ii) the shares of Series A TCI Group Common Stock to be so delivered being fully paid and nonassessable and free from any preemptive rights, liens or adverse claims; (iii) the delivery of such shares of Series A TCI Group Common Stock being exempt from the registration or qualification requirements of the Securities Act and applicable state securities laws or, if no such exemption is available, the delivery of such shares of Series A TCI Group Common Stock having been duly registered or qualified under the Securities Act and applicable state securities laws; and (iv) the shares of Series A TCI Group Common Stock being listed, and upon delivery being eligible for trading, on the Nasdaq National Market or on a national securities exchange. If the conditions set forth in this subparagraph (4)(e) have not been satisfied prior to or on the Redemption Date, the Redemption Price to be paid on such Redemption Date shall be paid solely in cash.

     (f)      Deposit of Funds and/or Shares. If the Redemption Notice with
              ------------------------------
respect to shares of Series A Preferred Stock to be redeemed pursuant to this paragraph (4) shall have been timely given by the Company, and if on or before the applicable Redemption Date the Company shall have deposited with the redemption agent for the Series A Preferred Stock (or, if there is no redemption agent, shall have set apart so as to be available for such purpose and only such purpose) cash (including cash for any adjustment in lieu of delivering fractional shares) and/or shares of Series A TCI Group Common Stock, as applicable, sufficient to pay in full the aggregate Redemption Price for such shares of Series A Preferred Stock on such Redemption Date, and provided that all conditions set forth in subparagraph (4)(e) to the delivery of shares of Series A TCI Group Common Stock shall have been satisfied (if applicable), then effective as of the close of business on such Redemption Date, such shares of Series A Preferred Stock shall no longer be deemed outstanding (notwithstanding that any certificate therefor shall not have been surrendered for cancellation), dividends with respect to the shares so called for redemption shall cease to accrue on the Redemption Date (except that holders of shares of Series A Preferred Stock at the close of business on a Record Date for any payment of dividends shall be entitled to receive the dividend payable on such shares on the corresponding Dividend Payment Date notwithstanding the redemption of such shares following such Record Date and prior to such Dividend Payment Date) and all rights with respect to the shares so called for redemption shall forthwith after such date cease and terminate, except the right of such holders, upon the surrender of certificates evidencing the shares of Series A Preferred Stock so redeemed, to receive the cash and/or Series A TCI Group Common Stock, as applicable, payable or deliverable in payment of the Redemption Price therefore, and the applicable cash adjustment, if any, in lieu of fractional shares, without interest. Any cash and/or shares of Series A TCI Group Common Stock so deposited or set apart which shall remain unclaimed at the end of one year after the Redemption Date shall be returned or released to the Company, after which time the holders of shares of Series A Preferred Stock called for redemption on such Redemption Date that remain outstanding after such one-year period shall look only to the Company for the payment of the Redemption Price for such shares, without interest, unless an applicable escheat or abandoned property law otherwise requires. If any shares of Series A Preferred Stock so called for redemption are exchanged, pursuant to paragraph (6), between the date such cash and/or shares of Series A TCI Group Common Stock are so deposited or set apart and the close of business on the Redemption Date, then the cash (including cash for any adjustment in lieu of delivering fractional shares) and/or shares of Series A TCI Group Common Stock, as applicable, deposited or set apart for the redemption of such shares so exchanged shall be promptly thereafter returned or released to the Company.

              At its election, the Company on or prior to any Redemption Date (but no more than ninety (90) days prior to such Redemption Date) may deposit immediately available funds and/or shares of Series A TCI Group Common Stock sufficient to pay the aggregate Redemption Price of the shares of Series A Preferred Stock called for redemption on such date in trust for the holders thereof with any bank or trust company organized under the laws of the United States of America or any state thereof having capital, undivided profits and surplus aggregating at least $50 million (the "Redemption Agent"), with irrevocable instructions and authority to the Redemption Agent, on behalf and at the expense of the Company, to mail the Redemption Notice as soon as practicable after receipt of such irrevocable instructions (or to complete such mailing previously commenced, if it has not already been completed) and to pay, on and after such Redemption Date or prior thereto, the Redemption Price of the shares of Series A Preferred Stock to be redeemed to their respective holders upon the surrender of the certificates therefor. A deposit made in compliance with the immediately preceding sentence shall be deemed to constitute full payment for the shares of Series A Preferred Stock to be redeemed and from and after the later of the close of business on the date of such deposit (although prior to such Redemption Date) or the date the Redemption Notice is mailed, the shares of Series A Preferred Stock to be redeemed shall no longer be deemed outstanding and the holders thereof shall cease to be stockholders with respect to such shares and shall have no rights with respect to such shares except (x) the right of the holders thereof to receive the Redemption Price of such shares (calculated through the Redemption Date), without interest, upon surrender of the certificates therefor and (y) the right to exchange such shares in accordance with paragraph (6) prior to the close of business on such Redemption Date. Any interest accrued on funds so deposited shall be paid by the Redemption Agent to the Company from time to time. Any cash and/or shares of Series A TCI Group Common Stock deposited with the Redemption Agent which shall remain unclaimed at the end of one year after the Redemption Date shall be returned by the Redemption Agent to the Company, after which return the holders of shares of Series A Preferred Stock called for redemption on such Redemption Date that remain outstanding after such one-year period shall look only to the Company for the payment of the Redemption Price for such shares, without interest, unless an applicable escheat or abandoned property law otherwise requires. If any shares of Series A Preferred Stock called for redemption on such Redemption Date are exchanged, in accordance with paragraph (6), between the date such cash and/or shares of Series A TCI Group Common Stock are so deposited with the Redemption Agent and the close of business on the Redemption Date, then the cash (including cash for any adjustment in lieu of delivering fractional shares) and/or shares of Series A TCI Group Common Stock, as applicable, so deposited for the redemption of such shares so exchanged shall be promptly thereafter returned by the Redemption Agent to the Company.

     (g)      Surrender of Certificates: Status.  Each holder of shares of
              ---------------------------------
Series A Preferred Stock to be redeemed shall surrender the certificates evidencing such shares (properly endorsed or assigned to the Company in blank and with signatures guaranteed, if the Company shall so require and the Redemption Notice shall so state) to the redemption agent (or to the Company if there is no redemption agent) at the place designated in the Redemption Notice for such redemption and shall thereupon be entitled to receive the consideration for such shares specified in the Redemption Notice (subject to subparagraph (4)(e)) in an aggregate amount equal to the Redemption Price for such shares. In case fewer than all the shares of Series A Preferred Stock represented by any such surrendered certificate are called for redemption, a new certificate shall be issued at the expense of the Company representing the unredeemed shares. Holders of shares of Series A Preferred Stock that are redeemed on any Redemption Date shall not be entitled to receive dividends declared and paid on any shares of Series A TCI Group Common Stock deliverable in payment of the Redemption Price (or designated portion thereof) for such shares of Series A Preferred Stock, and such shares of Series A TCI Group Common Stock shall not be entitled to vote, until such shares of Series A TCI Group Common Stock are delivered upon the surrender of the certificates representing such shares of Series A Preferred Stock. Upon such surrender, such holders shall be entitled to receive such dividends declared and paid on such shares of Series A TCI Group Common Stock subsequent to such Redemption Date and prior to such delivery.

     (h)      Priority. The right of the Company to redeem shares of Series A
              --------
Preferred pursuant to this paragraph (4) shall be subject to the prior preferences and other rights of any Senior Stock and to the provisions of paragraph (5).

     (5)      Limitations on Dividends and Redemptions In Respect of Company
              --------------------------------------------------------------
Stock.
-----

     (a)      Limitations on Junior Stock Dividends. As long as any shares of
              -------------------------------------
Series A Preferred Stock are outstanding, no dividends shall be paid or declared in cash or otherwise on Junior Stock, not shall any other distribution be made on any Junior Stock, unless: (i) full dividends on all Parity Stock have been paid, or declared and set aside for payment, for all dividend periods terminating on or prior to the date of such Junior Stock dividend or distribution payment, to the extent such dividends are cumulative; (ii) the Company has paid or set aside all amounts, if any, then or theretofore required to be paid or set aside for all purchase, retirement, and sinking funds, if any, for any Parity Stock; and (iii) the Company is not in default on any of its obligations to redeem any Parity Stock.

     (b)      Limitations on Purchases of Junior Stock. As long as any shares of
              -----------------------------------------
Series A Preferred Stock are outstanding, no shares of any Junior Stock may be purchased, redeemed, or otherwise acquired by the Company or any of its Subsidiaries (except in connection with a reclassification of any Junior Stock through the issuance of other Junior Stock and/or Convertible Securities for shares of Junior Stock and cash in lieu of fractional shares in connection therewith or the purchase, redemption or other acquisition of any Junior Stock from any Wholly Owned Subsidiary), nor may any funds be set aside or made available for any sinking fund for the purchase, redemption or other acquisition of any Junior Stock, unless: (i) full dividends on all Parity Stock have been paid, or declared and set aside for payment, for all dividend periods terminating on or prior to the date of such purchase, redemption or acquisition, to the extent such dividends are cumulative; (ii) the Company has paid or set aside all amounts, if any, then or theretofore required to be paid or set aside for all purchase, retirement, and sinking funds, if any, for any Parity Stock; and (iii) the Company is not in default on any of its obligations to redeem any Parity Stock.

     (c)      Junior Stock Dividends Otherwise Permitted.  Subject to the
              ------------------------------------------
provisions of subparagraphs (5)(a) and (b), dividends or distributions (payable in cash, property or securities) may be declared and paid on the shares of any Junior Stock from time to time and any Junior Stock may be purchased, redeemed or otherwise acquired by the Company or any of its Subsidiaries from time to time. In the event of the declaration and payment of any such dividends or distributions, the holders of such Junior Stock will be entitled, to the exclusion of holders of shares of Series A Preferred Stock, to share therein according to their respective interests.

     (d)      Limitations on Parity Stock Dividends and Redemptions.  As long as
              -----------------------------------------------------
any shares of Series A Preferred Stock are outstanding, dividends or other distributions may not be declared or paid on any Parity Stock, and the Company may not purchase, redeem or otherwise acquire any Parity Stock (except (x) from any Wholly Owned Subsidiary or (y) in connection with a mandatory conversion or exchange of such Parity Stock or a conversion or exchange of such Parity Stock at the option of the holder for securities other than Parity Stock or Senior Stock and cash in lieu of fractional shares in connection therewith), unless either: (a)(i) full dividends on all Parity Stock have been paid, or declared and set aside for payment, for all dividend periods terminating on or prior to the date of such Parity Stock dividend, distribution, purchase, redemption or other acquisition payment, to the extent such dividends are cumulative; (ii) the Company has paid or set aside all amounts, if any, then or theretofore required to be paid or set aside for all purchase, retirement, and sinking funds, if any, for any Parity Stock; and (iii) the Company is not in default on any of its obligations to redeem any Parity Stock; or (b) with respect to the payment of dividends only, any such dividends are declared and paid pro rata so that the amounts of any dividends declared and paid per share on shares of Series A Preferred Stock and each other share of such Parity Stock will in all cases bear to each other the same ratio that accrued and unpaid dividends (including any accumulation with respect to unpaid dividends for prior dividend periods, if such dividends are cumulative) per share on shares of Series A Preferred Stock and such other share of Parity Stock bear to each other.

     (e)      Certain Permitted Dividends and Redemptions.  Nothing contained in
              -------------------------------------------
this paragraph (5) shall prevent (i) the payment of dividends or the making of distributions on any Junior Stock solely in shares of Junior Stock and/or Convertible Securities for shares of Junior Stock (together with a cash adjustment for fractional shares, if any) or the redemption, purchase or other acquisition of Junior Stock solely in exchange for (together with a cash adjustment for fractional shares, if any), or through the application of the proceeds from the sale of, shares of Junior Stock and/or Convertible Securities for shares of Junior Stock; (ii) the payment of dividends or the making of distributions on any class or series of Parity Stock solely in (together with a cash adjustment for fractional shares, if any) (x) shares if Junior Stock and/or Convertible Securities for shares of Junior Stock or (y) any securities of Parent (including shares of Series A Group Common Stock), or the redemption, exchange, purchase or other acquisition of any class or series of Parity Stock solely in exchange for (together with a cash adjustment for fractional shares, if any), or through the application of the proceeds from the sale of, (A) shares of Junior Stock and/or Convertible Securities for shares of Junior Stock or (B) and securities of Parent (including shares of Series A TCI Group Common Stock); or (iii) the exchange of Series A Preferred Stock for shares of Series A TCI Group Common Stock (together with a cash adjustment for fractional shares, if any) and Other Property, if any, pursuant to the provisions of paragraph (6).

     (f)      Waiver. The provisions of subparagraphs (5)(a), (b) and (d) are
              ------
for the sole benefit of the holders of Series A Preferred Stock and any other class or series of Parity Stock having the terms described therein and accordingly, at any time when (i) there are no shares of any such other class or series of Parity Stock outstanding or if the holders of each such other class or series of Parity Stock have, by such vote or consent of the holders thereof as may be provided for in the instrument creating or evidencing such class or series, waived in whole or in part the benefit of such provisions (either generally or in the specific instance), and (ii) the holders of Shares of Series A Preferred Stock shall have waived (as provided in paragraph (12)) in whole or in part the benefit of such provision (either generally or in the specific instance), then the provisions of subparagraphs) (5)(a), (b) and (d) shall not (to the extent waived, in the case of any partial waiver) restrict the payment of dividends or the making of distributions on, or the redemption, purchase or other acquisition of any shares of, Series A Preferred Stock, any other class or series of Parity Stock or any Junior Stock.

     (6)      Exchange at Option of Holder.
              ----------------------------

     (a)      Right to and Mechanics of Exchange. Subject to the provisions of
              ----------------------------------
this paragraph (6), shares of Series A Preferred Stock are exchangeable, in whole or from time to time in part, at the option of the holders thereof, at any time from and after Initial Exchange Date and prior to the close of business on the Mandatory Redemption Rate, unless previously redeemed, into shares of Series A TCI Group Common Stock at the Exchange Rate. An exchange of Series A Preferred Stock pursuant to this paragraph (6) shall be effected directly with Parent, and the Parent has agreed, pursuant to the Guarantee, (x) to issue and deliver shares of Series A TCI Group Common Stock to or upon the order of any holder of shares of Series A Preferred Stock that surrenders such shares for exchange pursuant to this pursuant to this paragraph (6) and (y) to otherwise perform the actions required of it under this paragraph (6). The right to exchange shares of Series A Preferred Stock called for redemption shall terminate immediately prior to the close of business on the related Redemption Date.

              In order to exchange shares of Series A Preferred Stock, the holder thereof shall surrender the certificates evidencing the shares of Series A Preferred Stock to be exchanged at the office or agency to be maintained by the Parent for that purpose, duly endorsed to the Parent or in blank (or accompanied by duly executed instruments of transfer to the Parent or in blank) with signatures guaranteed (such endorsements or instruments of transfer to be in form satisfactory to the Parent), together with written notice of exchange specifying the number of shares of Series A Preferred Stock to be exchanged and specifying the name or names (with addresses) in which the certificate or certificates representing the Series A TCI Group Common Stock deliverable on such exchange are to be registered, and otherwise in accordance with exchange procedures established by the Parent and the Company. Each notice of exchange shall be irrevocable, and each exchange shall be deemed to have been effected immediately prior to the close of business on the date (the "Exchange Date") on which (i) all of the requirements for such exchange shall have been satisfied and (ii) the Parent is able to deliver a current prospectus relating to the Series A TCI Group Common Stock, if required to satisfy the Prospectus Condition. The exchange shall be at the Exchange Rate in effect immediately prior to the close of business on the Exchange Date. If any transfer is involved in the issuance or delivery of any certificate or certificates for shares of Series A TCI Group Common Stock in a name other than that of the registered holder of the shares of Series A Preferred Stock surrendered for exchange, such holder shall also deliver to the Parent a sum sufficient to pay all taxes, if any, payable in respect of such transfer or evidence satisfactory to the Parent that such taxes have been paid. Except as provided in the immediately preceding sentence, the Parent shall pay any issue, stamp or other similar tax in respect of such issuance or delivery.

              As promptly as practicable after the Exchange Date, the Parent, in accordance with the provisions of this paragraph (6), shall issue and deliver at said office or agency to the holder of the shares of Series A Preferred Stock so surrendered for exchange, or on his or her written order, a certificate or certificates for the number of full shares of Series A TCI Group Common Stock issuable upon exchange of such shares in accordance with the provisions of this paragraph (6), and any fractional interest shall be settled in accordance with paragraph (8). If required in order to satisfy the Prospectus Condition, the Parent shall also deliver to such holder or its designee, together with the certificate for such shares of Series A TCI Group Common Stock and cash in lieu of any fractional share, a current prospectus (meeting the requirements of Section 10 of the Securities Act) relating to the Series A TCI Group Common Stock; provided, however, that in the event the Parent is unable during any period to deliver a current prospectus, no exchange shall be effected (and no Exchange Date shall occur) during such period and any exchange that could otherwise have been effected during such period shall be deemed to have been effected immediately prior to the close of business (and the Exchange Date shall be deemed to have occurred) on the first Business Day that the Parent is able to deliver a current prospectus relating to the Series A TCI Group Common Stock. The inability of the Parent to deliver a current prospectus at any time shall not be deemed a default under this Certificate of Designations. Under the Guarantee, the Parent has undertaken to use all reasonable efforts to ensure that it will be able to deliver a current prospectus, if required, during any period that the holders of shares of Series A Preferred Stock are entitled to exchange such shares for shares of Series A TCI Group Common Stock.

              The Person in whose name the certificate for shares of Series A TCI Group Common Stock is issued upon such exchange shall be treated for all purposes as the stockholder of record of such shares of Series A TCI Group Common Stock as of the close of business on the Exchange Date; provided, however, that no surrender of Series A Preferred Stock on any date when the stock transfer books of the Parent are closed for any purpose shall be effective to constitute the Person or Persons entitled to receive the shares of Series A TCI Group Common Stock deliverable upon such exchange as the record holder(s) of such shares of Series A TCI Group Common Stock on such date, but surrender shall be effective (assuming all other requirements for the valid exchange of such shares have been satisfied) to constitute such Person or Persons as the record holder(s) of such shares of

Series A TCI Group Common Stock for all purposes as of opening of business on the next succeeding day on which such stock transfer books are open, and such exchange shall be at the Exchange Rate in effect on the date that such shares of Series A Preferred Stock were surrendered for exchange (and such other requirements satisfied) as if the stock transfer books of the Parent had not been closed on such date. Upon exchange of shares of Series A Preferred Stock, the rights of the holder of such shares, as a holder thereof, shall cease.

              Holders of shares of Series A Preferred Stock at the close of business on a Record Date for any payment of declared dividends shall be entitled to receive the dividend payable on such shares on the corresponding Dividend Payment Date notwithstanding the effective exchange of such shares following such Record Date and prior to the corresponding Dividend Payment Date. However, shares of Series A Preferred Stock surrendered for exchange after the close of business on a Record Date for any payment of dividends and before the opening of business on the next succeeding Dividend Payment Date must be accompanied by payment in cash of an amount equal to the dividend thereon attributable to the current quarterly Dividend Period which is to be paid on such Dividend Payment Date (unless such shares are subject to redemption on a Redemption Date between such Record Date and such Dividend Payment Date). A holder of shares of Series A Preferred Stock called for redemption on any Dividend Payment Date shall (if such holder is the registered holder on the applicable Record Date) receive the dividend on such shares payable on that date and will be able to exchange such shares after the Record Date for such dividend without paying an amount equal to such dividend to the Company upon exchange. Except as provided above, upon any exchange of shares of Series A Preferred Stock pursuant to this paragraph (6), the Company shall make no payment or allowance for unpaid dividends, whether or not in arrears, on exchanged shares of Series A Preferred Stock and the Parent shall make no payment or allowance for previously declared dividends or distributions on the shares of Series A TCI Group Common Stock issued upon such exchange (or on any Other Property issued upon such exchange pursuant to this paragraph (6)).

              If the shares of Series A Preferred Stock represented by a certificate surrendered for exchange in part only, the Company shall cause to be issued and delivered to the registered holder, without charge therefor, a new certificate or certificates representing in the aggregate the number of unexchanged shares.

     (b) Exchange Rate Adjustments. The Exchange Rate shall be subject to adjustment from time to time as provided below in this subparagraph (6)(b).

              (i)   If the Parent shall, after the Issue Date:

                    (A) pay a stock dividend or make a distribution on the outstanding shares of Series A TCI Group Common Stock in shares of Series A TCI Group Common Stock,

                    (B) subdivide or split the outstanding shares of Series A TCI Group Common Stock into a greater number of shares,

                    (C) combine the outstanding shares of Series A TCI Group Common Stock into a smaller number of shares,

                    (D) pays a dividend or make a distribution on the outstanding shares of Series A TCI Group Common Stock in shares of its capital stock (other than Series A TCI Group Common Stock), or

                    (E) issue by reclassification of its outstanding shares of Series A TCI Group Common Stock (other than a reclassification by way of merger or binding share exchange that is subject to subparagraph (6)(d)) any shares of its capital stock, then, in any such event, the Exchange Rate in effect immediately prior to the opening of business on the record date for determination of stockholders entitled to receive such dividend or distribution or the effective date of such subdivision, split, combination or reclassification, as the case may be, shall be adjusted so that the holder of any shares of Series A Preferred Stock shall thereafter be entitled to receive, upon exchange at the option of such holder, the number of shares of Series A TCI Group Common Stock or other capital stock (or both) of the Parent which such holder would have owned or been entitled to receive immediately following such action if such holder had exchanged his shares of Series A Preferred Stock immediately prior to the record date for, or effective date of, as the case may be, such event. Notwithstanding the foregoing, if an event listed in clause (D) or (E) above would result in the shares of Series A Preferred Stock being exchangeable for shares or units (or a fraction thereof) of more than one class or series of capital stock of the Parent and any such class or series of capital stock provides by its terms a right in favor of the Parent to call, redeem, exchange or otherwise acquire all of the outstanding shares or units of such class or series (such class or series of capital stock being herein referred to as "Redeemable Capital Stock") for consideration that may include Redemption Securities, then the Exchange Rate of the Series A Preferred Stock shall not be adjusted pursuant to this subparagraph (6)(b)(i) and in lieu thereof the adjustment to the Exchange Rate contemplated by subparagraph (6)(b)(iii) shall be made with the same effect as if the dividend or distribution of such Redeemable Capital Stock or the issuance of the additional class or series of such Redeemable Capital Stock by reclassification had been a distribution of assets of the Parent.

                    The adjustment contemplated by this subparagraph (6)(b)(i) shall be made successively whenever any event listed above shall occur. For a dividend or distribution, the adjustment shall become effective at the opening of business on the Business Day next following the record date for such dividend or distribution. For a subdivision, split, combination or reclassification, the adjustment shall become effective immediately after the effectiveness of such subdivision, split, combination or reclassification.

                    If after an adjustment pursuant to this subparagraph
                    (6)(b)(i) a holder of Series A Preferred Stock would be entitled to receive upon exchange thereof shares of two or more classes or series of capital stock of the Parent, the Exchange Rate shall thereafter be subject to adjustment upon the occurrence of an action taken with respect to any such class or series of capital stock other than Series A TCI Group Common Stock as is contemplated by this paragraph (6), on terms comparable to those applicable to the Series A TCI Group Common Stock pursuant to this paragraph (6).

              (ii) If the Parent shall, after the Issue Date, distribute rights, warrants or options to all or substantially all holders of its outstanding shares of Series A TCI Group Common Stock entitling them (for a period not exceeding forty-five days from the record date referred to below) to subscribe for or purchase shares of Series A TCI Group Common Stock (or Convertible Securities for shares of Series A TCI Group Common Stock) at a price per share (or having an exercise, exchange or conversion price per share, after adding thereto an allocable portion of the exercise price of the right, warrant or option to purchase such Convertible Securities, computed on the basis of the maximum number of shares of Series A TCI Group Common Stock issuable upon exercise, exchange or conversion of such Convertible Securities) less than the Current Market Price on the applicable Determination Date, then, in any such event, the Exchange Rate shall be adjusted by multiplying the Exchange Rate in effect immediately prior to the opening of business on the record date for the determination of stockholders entitled to receive such distribution by a fraction, of which the numerator shall be the number of shares of Series A TCI Group Common Stock outstanding on such record date plus the number of additional shares of Series A TCI Group Common Stock so offered pursuant to such rights, warrants or options to the holders of Series A TCI Group Common Stock (and to holders of Convertible Securities for shares of Series A TCI Group Common Stock and to holders of Series B TCI Group Common Stock referred to in the immediately succeeding paragraph of this subparagraph (6)(b)(ii)) for subscription or purchase (or into which the Convertible Securities for shares of Series A TCI Group Common Stock so offered are exercisable, exchangeable or convertible), and of which the denominator shall be the number of shares of Series A TCI Group Common Stock outstanding on such record date plus the number of additional shares of Series A TCI Group Common Stock which the aggregate offering price of the total number of shares of Series A TCI Group Common Stock so offered (or the aggregate exercise, exchange or conversion price of the Convertible

Securities for shares of Series A TCI Group Common Stock so offered, after adding thereto the aggregate exercise price of the rights, warrants or options to purchase such Convertible Securities) to the holders of Series A TCI Group Common Stock (and to such holders of Convertible Securities for shares of Series A TCI Group Common Stock and such holders of Series B TCI Group Common Stock) would purchase at such Current Market Price.

For purposes of this subparagraph (6)(b)(ii), the number of shares of Series A TCI Group Common Stock outstanding on any applicable record date shall be deemed to include (i) the maximum number of shares of Series A TCI Group Common Stock the issuance of which would be necessary to effect the full exercise, exchange or conversion of all Convertible Securities for shares of Series A TCI Group Common Stock outstanding on such record date which are then exercisable, exchangeable or convertible at a price (before giving effect to any adjustment to such price for the distribution to which this subparagraph (6)(b)(ii) is being applied) equal to or less than the Current Market Price per share of Series A TCI Group Common Stock on the applicable Determination Date, if all of such Convertible Securities were deemed to have been exercised, exchanged or converted immediately prior to the opening of business on such record date and
(ii) if the Series B TCI Group Common Stock is then convertible into Series A TCI Group Common Stock, the maximum number of shares of Series A TCI Group Common Stock the issuance of which would be necessary to effect the full conversion of all shares of Series B TCI Group Common Stock outstanding on such record date, if all of such shares of Series B TCI Group Common Stock were deemed to have been converted immediately prior to the opening of business on such record date.

The adjustment contemplated by this subparagraph (6)(b)(ii) shall be made successively whenever any such rights, warrants or options are distributed, and shall become effective immediately after the record date for the determination of stockholders entitled to receive such distribution. If all of the shares of Series A TCI Group Common Stock (or all of the Convertible Securities for shares of Series A TCI Group Common Stock) subject to such rights, warrants or options have not been issued when such rights, warrants or options expire (or, in the case of rights, warrants or options to purchase Convertible Securities for shares of Series A TCI Group Common Stock which have been exercised, if all of the shares of Series A TCI Group Common Stock issuable upon exercise, exchange or conversion of such Convertible Securities have not been issued prior to the expiration of the exercise, exchange or conversion right thereof), then the Exchange Rate shall promptly be readjusted to the Exchange Rate which would then be in effect had the adjustment upon the issuance of such rights, warrants or options been made on the basis of the actual number of shares of Series A TCI Group Common Stock (or such Convertible Securities) issued upon the exercise of such rights, warrants or options (or the exercise, exchange or conversion of such Convertible Securities).

      No adjustment shall be made under this subparagraph (6)(b)(ii) if the adjusted Exchange Rate would be lower than the Exchange Rate in effect immediately prior to such adjustment.

(iii) If the Parent shall, after the Issue Date, (x) pay a dividend or make a distribution to all or substantially all holders of its outstanding shares of Series A TCI Group Common Stock of any assets or debt securities or any rights, warrants or options to purchase securities (excluding (A) dividends or distributions referred to in subparagraph (6)(b)(i) (except as otherwise provided in clause (y) of this sentence) and distributions of rights, warrants or options referred to in subparagraph (6)(b)(ii) and (B) cash dividends, unless such cash dividends are Extraordinary Cash Dividends), or (y) pay a dividend or make a distribution to all or substantially all holders of its outstanding shares of Series A TCI Group Common Stock of Redeemable Capital Stock, or issue Redeemable Capital Stock by reclassification of the Series A TCI Group Common Stock, and pursuant to subparagraph (6)(b)(i) such Redeemable Capital Stock is to be treated the same as a distribution of assets of the Parent subject to this subparagraph (6)(b)(iii), then, in any such event, the Exchange Rate shall be adjusted by multiplying the Exchange Rate in effect immediately prior to the opening of business on (I) the record date for the determination of stockholders entitled to receive the dividend or distribution or (II) in the case of a reclassification, the effective date of such reclassification by a fraction, of which the numerator shall be the total number of shares of Series A TCI Group Common Stock outstanding on such record date or immediately prior to such effective date multiplied by the Current Market Price on the applicable Determination Date, and of which the denominator shall be the total number of shares of Series A TCI Group Common Stock outstanding on such record date or immediately prior to such effective date multiplied by such Current Market Price, less the fair market value (as determined in good faith by the Parent Board of Directors) on such record date or effective date of the assets (or Redeemable Capital Stock) or debt securities or rights, warrants or options so distributed to the holders of Series A TCI Group Common Stock (and to the holders of Convertible Securities for shares of Series A TCI Group Common Stock and to the holders of Series B TCI Group Common Stock referred to in the immediately succeeding paragraph of this subparagraph
      (6)(b)(iii) if the dividend or
                    distribution to which this paragraph (6)(b)(iii) applies is also being made to such holders).

                    For purposes of this subparagraph (6)(b)(iii), the number of shares of Series A TCI Group Common Stock outstanding on any relevant date shall be deemed to include (i) the maximum number of shares of Series A TCI Group Common Stock the issuance of which would be necessary to effect the full exercise, exchange or conversion of all Convertible Securities for Series A TCI Group Common Stock outstanding on such date which are then exercisable, exchangeable or convertible at a price (before giving effect to any adjustment to such price for the dividend or distribution or reclassification to which this subparagraph (6)(b)(iii) is being applied) equal to or less than the Current Market Price on the applicable Determination Date, if all of such Convertible Securities were deemed to have been exercised, exchanged or converted immediately prior to the opening of business on such date and (ii) if the Series B TCI Group Common Stock is then convertible into Series A TCI Group Common Stock, the maximum number of shares of Series A TCI Group Common Stock the issuance of which would be necessary to effect the full conversion of all shares of Series B
                    TCI Group Common Stock outstanding on such date, if all of such shares of Series B TCI Group Common Stock were deemed to have been converted immediately prior to the opening of business on such date.

                    For purposes of this subparagraph (6)(b)(iii), the term "Extraordinary Cash Dividend" shall mean any cash dividend with respect to the Series A TCI Group Common Stock the amount of which, together with the aggregate amount of cash dividends on the Series A TCI Group Common Stock to be aggregated with such cash dividend in accordance with the following provisions of this paragraph, equals or exceeds the threshold percentage set forth in the following sentence. If, upon the date immediately prior to the Ex-Dividend Date with respect to a cash dividend on Series A TCI Group Common Stock, the aggregate of the amount of such cash dividend together with the amounts of all cash dividends on the Series A TCI Group Common Stock with Ex-Dividend Dates occurring in the 365/366 consecutive day period ending on the date prior to the Ex-Dividend Date with respect to the cash dividend to which this provision is being applied (other than any such other cash dividends with Ex-Dividend Dates occurring in such period for which a prior adjustment in the Exchange Rate was previously made under this subparagraph (6)(b)(iii)) equals or exceeds on a per share basis 10% of the average of the Closing Prices during the period beginning on the date after the first such Ex-Dividend Date in such period and ending on the date prior to the Ex-Dividend Date with respect to the cash dividend to which this provision is being applied (except that if no other cash dividend has had an

                    Ex-Dividend Date occurring in such period, the period for calculating the average of the Closing Prices shall be the period commencing 365/366 days prior to the date immediately prior to the Ex-Dividend Date with respect to the cash dividend to which this provision is being applied), such cash dividend together with each other cash dividend with an Ex-Dividend Date occurring in such 365-/366-day period that is aggregated with such cash dividend in accordance with this paragraph shall be deemed to be an Extraordinary Cash Dividend.

                    The adjustment pursuant to the foregoing provisions of this subparagraph (6)(b)(iii) shall be made successively whenever any dividend or distribution or reclassification to which this subparagraph (6)(b)(iii) applies is made, and shall become effective immediately after (x), in the case of a dividend or distribution, the record date for the determination of stockholders entitled to receive such dividend or distribution or (y), in the case of a reclassification, the effective date of such reclassification. No adjustment shall be made under this subparagraph (6)(b)(iii) if the adjusted Exchange Rate would be lower than the Exchange Rate in effect immediately prior to such adjustment. In the event that, with respect to any distribution to which this subparagraph (6)(b)(iii) would otherwise apply, the denominator of the fraction in the formula set forth in the first paragraph of this subparagraph (6)(b)(iii) is zero or a negative number, then the adjustment provided by this subparagraph (6)(b)(iii) shall not be made. If the Parent makes a distribution to all or substantially all holders of its Series A TCI Group Common Stock of any of its assets or debt securities or any rights, warrants or options to purchase securities of the Parent that, but for the preceding sentence would otherwise result in an adjustment in the Exchange Rate pursuant to the foregoing provisions of this subparagraph (6)(b)(iii), then from and after the record date for determining the holders of Series A TCI Group Common Stock entitled to receive such distribution, a holder of Series A Preferred Stock that exchanges such shares in accordance with the provisions of this paragraph (6) will upon such exchange be entitled to receive, in addition to the shares of Series A TCI Group Common Stock for which such shares of Series A Preferred Stock are exchangeable, the kind and amount of assets or debt securities or rights, warrants or options to purchase securities of the Parent comprising such distribution that such holder would have received if such holder had exchanged such shares of Series A Preferred Stock immediately prior to the record date for determining the holders of Series A TCI Group Common Stock entitled to receive such distribution. Notwithstanding the preceding sentence if any portion of such a distribution consists of shares of Redeemable Capital Stock that pursuant to subparagraph (6)(b)(i) are to be treated the same as a distribution of assets of the Parent subject to this subparagraph (6)(b)(iii), then, from and after the record date referred to in the preceding sentence, a holder of Series A Preferred Stock that exchanges such shares in accordance with the provisions of this paragraph (6) will upon such exchange be entitled to receive, in lieu of such shares of Redeemable Capital Stock, an amount of cash equal to the product of (x) the number of shares of such Redeemable Capital Stock that such holder would have otherwise been entitled to receive (rounded to the nearest whole number) multiplied by (y) one penny.

              (iv) In the event that a holder of Series A Preferred Stock would be entitled to receive upon exercise of the exchange privilege thereof pursuant to this paragraph (6) any Redeemable Capital Stock and the Parent redeems, exchanges or otherwise acquires all of the outstanding shares or other units of such Redeemable Capital Stock (such event being a "Redemption Event"), then, from and after the effective date of such Redemption Event, the holders of shares of Series A Preferred Stock then outstanding shall be entitled to receive upon the exchange of such shares, in lieu of shares or units of such Redeemable Capital Stock, the kind and amount of securities, cash or other assets receivable upon the Redemption Event by a holder of the number of shares or units of such Redeemable Capital Stock for which such shares of Series A Preferred Stock could have been exchanged immediately prior to the effective date of such Redemption Event (assuming, to the extent applicable, that such holder failed to exercise any rights of election with respect thereto and received per share or unit of such Redeemable Capital Stock the kind and amount of securities, cash or other assets received per share or unit by a plurality of the non-electing shares or units of such Redeemable Capital Stock), and (from and after the effective date of such Redemption Event) the holders of the Series A Preferred Stock shall have no other exchange rights under these provisions with respect to such Redeemable Capital Stock.

              (v) For purposes of calculating the number of outstanding shares of Series A TCI Group Common Stock under subparagraphs
                    (6)(b)(ii) and (6)(b)(iii), any shares of Series A TCI Group Common Stock (i) issuable as a dividend (including shares that the Company has notified the holders of Series A Preferred Stock will be issued in payment of a dividend (or a designated portion thereof) pursuant to subparagraph (3)) shall be deemed to have been issued immediately prior to the time of the record date for such dividend or (ii) issuable in payment of a Redemption Price (or a designated portion thereof) pursuant to subparagraph (4) shall be deemed to have been issued immediately prior to the related Redemption Date. Shares of Series A TCI Group Common Stock owned by or held for the account of the Parent or any of its Subsidiaries shall not be deemed outstanding for the purposes of this subparagraph (6)(b).

              (vi) In any case in which this subparagraph (6)(b) shall require that an adjustment be made in the Exchange Rate, the Parent may, in its sole discretion, elect to defer the following until after the occurrence of the event which requires such adjustment: (A) the issuance by the Parent to the holder of any Series A Preferred Stock surrendered for exchange the additional shares of Series A TCI Group Common Stock issuable upon such exchange over the shares of Series A
                    TCI Group Common Stock issuable before giving effect to such adjustment and (B) paying to such holder any amount in cash in lieu of a fractional share of Series A TCI Group Common Stock; provided, however, that the Parent shall deliver to such holder a due bill or other appropriate instrument evidencing such holder's right to receive such additional shares of Series A TCI Group Common Stock, and such cash, upon the occurrence of the event requiring such adjustment.


              (vii) All adjustments to the Exchange Rate shall be calculated to the nearest 1/1000th of a share. No adjustment in the Exchange Rate shall be required unless such adjustment would require an increase or decrease of at least one percent therein; provided, however, that any adjustment which by reason of this subparagraph is not required to be made shall be carried forward and taken into account in any subsequent adjustment. In addition, no adjustment need be made for rights to purchase shares of Series A TCI Group Common Stock or for sales of shares of Series A TCI Group Common Stock which in either case are made pursuant to a plan providing for reinvestment of dividends or interest or pursuant to a bona fide employee stock option or stock purchase plan (x) of the Parent or any wholly owned subsidiary of the Parent or (y) of the Company or any Wholly Owned Subsidiary. No adjustment need be made for a change in the par value of the Series A TCI Group Common Stock. To the extent the shares of Series A Preferred Stock become exchangeable for cash, no adjustment need be made thereafter as to the cash and no interest shall accrue on such cash.

             (viii) The Company shall be entitled, at the direction of the
                    Parent and to the extent permitted by law, to make such increases in the Exchange Rate, in addition to those referred to above in this subparagraph (6)(b), as the Parent determines to be advisable in order that any stock dividends, subdivisions of shares, reclassification or combination of shares, distribution of rights, options or warrants to purchase stock or securities, or a distribution of other assets (other than cash dividends) hereafter made by the Parent to its stockholders shall not be taxable.

              (ix) There shall be no adjustment to the Exchange Rate in the event of the issuance of any stock or other securities or assets of the Parent in a reorganization, acquisition or other similar transaction except as specifically provided in this paragraph (6). In the event this subparagraph (6)(b) requires adjustments to the Exchange Rate under more than one of subparagraph (6)(b)(i)(D),
                    (6)(b)(ii) or (6)(b)(iii), and the record dates for the dividends or distributions giving rise to such adjustments shall occur on the same date, then such adjustments shall be made by applying first, the provisions of subparagraph
                    (6)(b)(i), second, the provisions of subparagraph
                    (6)(b)(iii) and third, the provisions of subparagraph
                    (6)(b)(ii).

              (x)   No adjustment need be made under this subparagraph
                    (6)(b) for a transaction referred to in subparagraph
                    (6)(b)(i), (ii), (iii) or (iv) if holders of the Series A Preferred Stock are to participate in the transaction on a basis and with notice that the Board of Directors in good faith determines to be fair and appropriate in light of the basis and notice on which holders of Series A TCI Group Common Stock participate in the transaction; provided that the basis on which the holders of shares of Series A Preferred Stock are to participate in the transaction shall not be deemed to be fair if it would require the holder to exchange his shares of Series A Preferred Stock in order to participate at any time prior to the expiration of the exchange period for the shares of Series A Preferred Stock specified in subparagraph (6)(a).

        (c)   Fractional Shares of Series A Preferred Stock. No fractional
              ----------------------------------------------
shares of Series A Preferred Stock may be tendered for exchange pursuant to this paragraph (6).

        (d)   Adjustment for Consolidation or Merger of Parent. In case of
              -------------------------------------------------
any consolidation or merger to which the Parent is a party, or in the case of any sale or transfer to another corporation of the property of the Parent as an entirely or substantially as an entirety, or in case of any statutory exchange of securities with another corporation (other than in connection with a merger or acquisition)(each of the foregoing being referred to herein as a "Transaction"), in each case as a result of which shares of Series A TCI Group Common Stock shall be reclassified or converted into the right to receive stock, securities or other property (including cash or any combination thereof), proper provision shall be made so that each share of Series A Preferred Stock which is not converted into the right to receive stock, securities or other property in connection with such Transaction shall, after consummation of such Transaction, be subject to exchange at the option of the holder into the kind and amount of stock, securities or other property receivable upon consummation of such Transaction by a holder of the number of shares of Series A TCI Group Common Stock (and/or any Other Property into which the Series A Preferred Stock may be exchangeable in accordance with this paragraph (6)) into which such share of Series A Preferred Stock might have been exchanged immediately prior to consummation of such Transaction (assuming in each case that such holder of Series A TCI Group Common Stock (or such Other Property) failed to exercise rights of election, if any, as to the kind or amount of stock securities or other property receivable upon consummation of such Transaction (provided that if the kind or amount of stock, securities or other property receivable upon consummation of such Transaction is not the same for each non-electing share, then the kind and amount of stock, securities or other property receivable upon consummation of such

Transaction for each non-electing share shall be deemed to be the kind and amount so receivable per share by a plurality of the non-electing shares)). The kind and amount of stock or securities into which the shares of Series A Preferred Stock shall be exchangeable after consummation of such Transaction shall be subject to adjustment, as nearly as may be practicable, as described in subparagraph (6)(b) following the date of consummation of such Transaction. Pursuant to the Guarantee, the Parent has agreed not to become a party to any Transaction unless the terms thereof are consistent with this subparagraph
(6)(d). The provisions of this subparagraph (6)(d) shall similarly apply to successive Transactions.

              If this subparagraph (6)(d) applies, subparagraphs (6)(b)(i),
(ii), (iii) and (iv) shall not apply.

        (e)   Notice of Adjustments. Whenever the Exchange Rate is adjusted as
              ---------------------
herein provided, the Parent shall:

              (i) forthwith compute the adjusted Exchange Rate in accordance herewith and prepare a certificate signed by an officer of the Parent setting forth the adjusted Exchange Rate, the method of calculation thereof in reasonable detail and the facts requiring such adjustment and upon which such adjustment is based, which certificate shall be conclusive, final and binding evidence of the correctness of the adjustment (absent manifest error), and file such certificate forthwith with the transfer agent for the shares of Series A Preferred Stock and the Series A TCI Group Common Stock; and

              (ii) mail a notice to the holders of the outstanding shares of Series A Preferred Stock stating that the Exchange Rate has been adjusted, the facts requiring such adjustment and upon which such adjustment is based and setting forth the adjusted Exchange Rate, such notice to be mailed at or prior to the time the Company mails an interim statement, if any, to its stockholders covering the fiscal quarter during which the facts requiring such adjustment occurred, but in any event within 45 days following the end of such fiscal quarter.

        (f)   Notice of Certain Transactions.  In case, at any time while any of
              ------------------------------
              the shares of Series A Preferred Stock are outstanding,

              (i) the Parent takes any action which would require an adjustment to the Exchange Rate; or

              (ii) the Parent shall authorize (x) any consolidation, merger or binding share exchange to which the Parent is a party and for which approval of any stockholders of the Parent is required (except for a merger of the Parent into one of its wholly owned subsidiaries solely for the purpose of changing the corporate domicile of the Parent to another state of the United States and in connection with which there is no substantive change in the rights or privileges of any securities of the Parent other than changes resulting from differences in the corporate statutes of the then existing and the new state of domicile), or (y) the sale or transfer of all or substantially all of the assets of the Parent; or

              (iii) the Parent shall authorize the voluntary dissolution, liquidation or winding up of the Parent or the Parent is the subject of an involuntary dissolution, liquidation or winding up;

then the Parent shall cause to be filed at each office or agency maintained for the purpose of exchange of the shares of Series A Preferred Stock, and shall cause to be mailed to the holders of shares of Series A Preferred Stock at their last addresses as they shall appear on the stock register, at least 10 days before the record date (or other date set for definitive action if there shall be no record date), a notice stating the action or event for which such notice is being given and the record date for (or such other date) and the anticipated effective date of such action or event; provided, however, that any notice required hereunder shall in any event be given no later than the time that notice is given to the holders of the Series A TCI Group Common Stock. The failure to give or receive the notice required by this subparagraph (6)(f) or any defect therein shall not affect the legality or validity of any action or any vote thereon.

        (g)  Actions in Respect of Series A TCI Group Common Stock. The Company
             -----------------------------------------------------
shall take, and the Parent has agreed to take pursuant to the Guarantee, such reasonable action which may, in the opinion of the Company's or the Parent's legal counsel, be necessary in order that (i) the Parent may validly and legally deliver fully paid and nonassessable shares of Series A TCI Group Common Stock upon any surrender of shares of Series A Preferred Stock for exchange pursuant to this paragraph (6), (ii) the delivery of shares of Series A TCI Group Common Stock in accordance with this paragraph (6) is exempt from the registration or qualification requirements of the Securities Act and applicable state securities laws or, if no such exemption is available, that the offer and exchange of such shares of Series A TCI Group Common Stock have been duly registered or qualified under the Securities Act and applicable state securities laws, (iii) the shares of Series A TCI Group Common Stock delivered upon such exchange are listed for trading on the Nasdaq National Market or on a national securities exchange (upon official notice of issuance) and (iv) the shares of Series A TCI Group Common Stock delivered upon such exchange are free of preemptive rights and any liens or adverse claims.

             Pursuant to the Guarantee, the Parent has agreed to at all times reserve and keep available, free from preemptive rights, out of the aggregate of its authorized but unissued Series A TCI Group Common Stock and/or its issued Series A TCI Group Common Stock held in its treasury, for the purpose of effecting any exchange of shares of Series A Preferred Stock at the option of the holder pursuant to this paragraph (6) the full number of shares of Series A TCI Group Common Stock then deliverable upon the exchange of all then outstanding shares of Series A Preferred Stock

(assuming for this purpose that all of the outstanding shares of Series A Preferred Stock are held by a single holder).

        (7)   Liquidation Rights.
              -------------------

        (a)   Payment of Liquidation Preference. In the event of any
              ----------------------------------
liquidation, dissolution, or winding up of the affairs of the Company, whether voluntary or involuntary, the holders of shares of Series A Preferred Stock then outstanding, after payment or provision for payment of the debts and other liabilities of the company and the payment or provision for payment of any distribution on any shares of Senior Stock, and before any distribution to the holders of Junior Stock, shall be entitled to be paid out of the assets of the Company available for distribution to its stockholders an amount per share of Series A Preferred Stock in cash equal to the Liquidation Preference. In the event the assets of the Company available for distribution to the holders of the shares of Series A Preferred Stock upon any dissolution, liquidation or winding up of the Company shall be insufficient to pay in full the Liquidation Preference payable to the holders of outstanding shares of Series A Preferred Stock and the liquidation preference payable to all other shares of Parity Stock (as set forth in the instrument or instruments creating such Parity Stock), the holders of shares of Series A Preferred Stock and of all other shares of Parity Stock shall share ratably in such distribution of assets in proportion to the amount which would be payable on such distribution if the amounts to which the holders of outstanding shares of Series A Preferred Stock and the holders of outstanding shares of such other Parity Stock were paid in full. Except as provided in this subparagraph (7)(a), holders of Series A Preferred Stock shall not be entitled to any distribution in the event of the liquidation, dissolution or winding up of the affairs of the Company.

        (b)   Certain Events Not Deemed Liquidation, Etc. For the purposes of
              -------------------------------------------
this paragraph (7), none of the following shall be deemed to be a voluntary or involuntary liquidation, dissolution or winding up of the Company:

              (i) the sale, lease, transfer or exchange of all or substantially all of the assets of the Company; or

              (ii) the consolidation or merger of the Company with one or more other corporations (whether or not the Company is the corporation surviving such consolidation or merger) or the consummation of a statutory binding share exchange involving the Company.

        (c)   Company's Right to Elect Manner of Payment of Liquidating Payment.
              ------------------------------------------------------------------
Any Liquidating Payment may be paid, in the sole discretion of the Board of Directors, (i) out of funds legally available therefor, (ii) through the delivery of shares of Series A TCI Group Common Stock or (iii) through any combination of the foregoing forms of consideration elected by the Board of Directors in its sole discretion. Upon the liquidation, dissolution or winding up of the affairs of the Company, each holder of Series A Preferred Stock shall receive the same proportion of cash and/or shares of Series A TCI Group Common Stock (except for cash paid in lieu of fractional shares) delivered in payment of the Liquidating Payment made to other holders of shares of Series A Preferred Stock.

        (d)   Payment of Liquidating Payment by Delivery of Series A TCI Group
              ----------------------------------------------------------------
Common Stock. The Company may elect to make, in whole or in part, the
------------
Liquidating Payment in respect of shares of Series A Preferred Stock by delivery to the holders thereof of a number of shares of Series A TCI Group Common Stock equal to the aggregate Liquidating Payment (or designated portion thereof) payable in respect of such shares divided by the Cash Equivalent Amount. In connection with any Liquidating Payment, no fractional shares of Series A TCI Group Common Stock shall be delivered to a holder of shares of Series A Preferred Stock, but the Company shall instead pay a cash adjustment determined as provided in paragraph (8).

              The Company's right to elect to make any Liquidating Payment (or designated portion thereof) through the delivery of shares of Series A TCI Group Common Stock shall be conditioned upon: (i) the shares of Series A TCI Group Common Stock to be so delivered being fully paid and nonassessable and free from any preemptive rights, liens or adverse claims; (ii) the delivery of such shares of Series A TCI Group Common Stock being exempt from the registration or qualification requirements of the Securities Act and applicable state securities laws or, if no such exemption is available, the delivery of such shares of Series A TCI Group Common Stock having been duly registered or qualified under the Securities Act and applicable state securities laws; and (iii) the shares of Series A TCI Group Common Stock to be so delivered being listed, and upon delivery being eligible for trading, on the Nasdaq National Market or on a national securities exchange. If the conditions set forth in this subparagraph
(6)(d) have not been satisfied prior to or on the date of payment of any Liquidating Payment, such Liquidating Payment shall be paid solely in cash.

        (8)   No Fractional Shares of Series A TCI Group Common Stock. No
              -------------------------------------------------------
fractional shares of Series A TCI Group Common Stock or scrip shall be issued upon the exchange of Series A Preferred Stock for Series A TCI Group Common Stock or in connection with the delivery of shares of Series A TCI Group Common Stock in payment, in whole or in part, of any dividend, Redemption Price or Liquidating Payment. Whether or not a fractional share would be delivered to a holder of Series A Preferred Stock shall be based upon (i), in the case of an exchange pursuant to paragraph (6), on the total number of shares of Series A Preferred Stock such holder is at the time exchanging into Series A TCI Group Common Stock and the total number of shares of Series A TCI Group Common Stock otherwise deliverable upon such exchange and (ii), in the case of the payment, in whole or in part, of dividends, a Redemption Price or a Liquidating Payment pursuant to paragraphs (3), (4) or (7), respectively, through the delivery of shares of Series A TCI Group Common Stock, on the total number of shares of Series A Preferred Stock at the time held by such holder and the total number of shares of Series A TCI Group Common Stock otherwise deliverable in respect thereof. In lieu of the issuance of a fraction of a share of Series A TCI Group Common Stock or scrip, the Company shall pay instead an amount in cash (rounded to the nearest whole cent) by its check equal to the same fraction of the Closing Price of a share of Series A TCI Group Common Stock on the Trading Day immediately preceding the Exchange Date, the Dividend Payment Date, the Redemption Date or the Liquidating Payment Date, as the case may be.

     (9)      Payment of Taxes.  The Parent or Company shall pay any and all
              ----------------
documentary, stamp or similar transfer taxes payable in respect of the delivery of shares of Series A TCI Group Common Stock pursuant to paragraphs (3), (4),
(6) or (7); provided, however, that neither the Parent nor the Company shall be required to pay any tax which may be payable in respect of any registration of transfer involved in the delivery of shares of Series A TCI Group Common Stock upon an exchange of shares of Series A Preferred Stock pursuant to paragraph (6) in a name other than that of the registered holder of such shares of Series A Preferred Stock.

     (10)     No Preemptive Rights.  The holders of shares of Series A Preferred
              --------------------
Stock shall have no preemptive rights, including preemptive rights with respect to any shares of capital stock or other securities of the Company convertible into or carrying rights or options to purchase any such shares.

     (11)     Voting Rights.  The holders of shares of Series A Preferred Stock
              -------------
shall have no voting rights, except as otherwise required by law and except as set forth in this paragraph (11). When and if the holders of Series A Preferred Stock are entitled to vote by law or pursuant to this paragraph (11), each holder will be entitled to one vote per share. Shares of Series A Preferred Stock held by the Parent or any Subsidiary of the Parent shall not be counted for quorum purposes and shall be deemed shares not entitled to vote on any matter presented to the holders of Series A Preferred Stock, except to the extent otherwise required by law.

     (a)      General Election of Directors: Number of Votes.  The holders of
              ----------------------------------------------
shares of Series A Preferred Stock shall have the right to vote, voting as a class with the holders of the Company's common stock (and with the holders of any other class or series of Preferred Stock entitled to vote with such common stock as a class in the general election of directors), in any general election of directors of the Company.

     (b)      Election of Preferred Stock Directors.  (i) If at any time accrued
              -------------------------------------
dividends payable on the shares of Series A Preferred Stock are in arrears and unpaid in an aggregate amount equal to or exceeding the aggregate amount of dividends payable thereon for six quarterly Dividend Periods, the holders of the shares of Series A Preferred Stock, voting separately as a class (with the holders of shares of any other class or series of Parity Stock upon which like voting rights have been conferred and are exercisable), shall have the right to vote for the election of two directors (the "Preferred Stock Directors") to the Board of Directors of the Company, such directors to be in addition to the number of directors constituting the Board of Directors immediately prior to the accrual of such right. Such right of the holders of shares of Series A Preferred Stock to vote for the election of two Preferred Stock Directors shall, when vested, continue until all dividends in arrears on the shares of Series A Preferred Stock shall have been paid in full and, when so paid, such right shall cease, subject always to the same provisions for the vesting of such right of the holders of the shares of Series A Preferred Stock to elect two Preferred Stock Directors in the case of future dividend defaults. The Preferred Stock Directors shall be elected by a plurality of the votes cast by the holders of Series A Preferred Stock and any other class or series of Parity Stock upon which like voting rights have been conferred and are exercisable.

              (ii) At any time when the holders of shares of the Series A Preferred Stock (with the holders of any other class or series of Parity Stock upon which like voting rights have been conferred and are exercisable) are entitled to elect two Preferred Stock Directors, the Company shall, upon the written request (a "Request") of the holders of record of not less than the greater of (i) 10% of the outstanding shares of Series A Preferred Stock or (ii) 10% of the outstanding shares of all classes and series of Parity Stock (including the Series A Preferred Stock) entitled to vote for such Preferred Stock Directors, call a special meeting of holders of the Series A Preferred Stock (and such other Parity Stock) for the election of the two Preferred Stock Directors. Notice of the special meeting shall be given in accordance with the requirements of Delaware law, and such meeting shall be held not more than 60 days after the Company's receipt of the Request. The Preferred Stock Directors shall be nominated by the Persons who submit the Request, except that at any meeting after the first meeting at which the Preferred Stock Directors are elected, the Preferred Stock Directors shall be nominated, subject to subparagraph 11(b)(ii) below, by the existing Preferred Stock Directors.

              (iii) The term of office of each Preferred Stock Director shall terminate on the earlier of (i) the next annual meeting of stockholders of the Company at which a successor shall have been elected and qualified (irrespective of whether the Board of Directors is divided into staggered classes) or (ii) the termination of the right of the holders of shares of Series A Preferred Stock and any such other shares of Parity Stock to vote for Preferred Stock Directors pursuant to this subparagraph 11(b). If, prior to the end of the term of any Preferred Stock Director elected as aforesaid, a vacancy in the office of such director shall occur, such vacancy shall be filled for the unexpired term by the appointment by the remaining Preferred Stock Director elected as aforesaid of a new director for the unexpired term of such former Preferred Stock Director. If both Preferred Stock Directors so elected by the holders of shares of Series A Preferred Stock (and such other Parity Stock) shall cease, at the same time, to serve as directors before their terms shall expire, the holders of the shares of Series A Preferred Stock (together with the holders of such other Parity Stock, if any) may, at a special meeting of the holders called as provided in subparagraph (11)(b)(ii) above, nominate and elect successors to hold office for the unexpired terms of such Preferred Stock Directors.

         (c)  Certain Changes to Charter: Reclassifications. For as long as any
              ----------------------------------------------
shares of Series A Preferred Stock remain outstanding, the affirmative vote of the holders of at least 66 2/3% of such outstanding shares (voting separately as a class), given in Person or by proxy at any annual meeting or special meeting called for such purpose, shall be necessary (i) before the Company may amend, alter or repeal any of the provisions of this Certificate of Designations or the Restated Certificate of Incorporation of the Company which would adversely affect the powers, preferences or rights of the holders of the shares of Series A Preferred Stock then outstanding or reduce the minimum time required for any notice to which holders of shares of Series A Preferred Stock then outstanding may be entitled; provided, however, that (x) any such amendment, alteration or repeal that would authorize, create or increase the authorized amount of any additional shares of Junior Stock or shares of any other class or series of Parity Stock (whether or not already authorized) and (y) any such amendment that would increase the number of authorized shares of Preferred Stock (but not the number of authorized shares of Series A Preferred Stock) or that would decrease (but not below the number of shares then outstanding) the number of authorized shares of Preferred Stock (but not the number of authorized shares of Series A Preferred Stock), shall be deemed not to adversely affect such powers, preferences or rights and shall not be subject to approval by the holders of shares of Series A Preferred Stock; and (ii) before the Company may reclassify the outstanding shares of Series A Preferred Stock into another class or series of capital stock of the Company (unless such reclassification would not adversely affect the powers, preferences or rights of the holders of the shares of Series A Preferred Stock then outstanding or reduce the minimum time required for any notice to which holders of shares of Series A Preferred Stock then outstanding may be entitled); provided, however, that no consent described in clause (i) of this paragraph of the holders of the shares of Series A Preferred Stock shall be required if, at or prior to the time when such amendment, alteration or repeal is to take effect, provision is made for the redemption of all shares of Series A Preferred Stock at the time outstanding (except that no such provision may be made prior to the Initial Redemption Date).

              (d)   Creation of Senior Stock. For as long as any shares of
                    -------------------------
Series A Preferred Stock remain outstanding, the affirmative vote of the holders of at least 66 2/3% of such outstanding shares (voting separately as a class), given in Person or by proxy at any annual meeting or special meeting called for such purpose, shall be necessary before the Company or the Board of Directors may create or issue any Senior Stock; provided, however, that no such consent shall be necessary if, at or prior to the time of such creation or issue, provision is made for the redemption of all of the outstanding shares of Series A Preferred Stock (except that no such provision may be made prior to the Initial Redemption Date).

              (e)   No Other Vote. Except as otherwise set forth in this
                    --------------
paragraph (11) or as required by law, the holders of Series A Preferred Stock shall not have any relative, participating, optional or other special voting rights and powers and the consent or vote of such holders shall not be required for the taking of any corporate action by the Company or the Board of Directors. The provisions of this paragraph (11) are in lieu of, and not in addition to, any voting rights specified in the Restated Certificate of Incorporation as applicable to all series of Preferred Stock.

     (12)     Waiver.  Any provision of this Certificate of Designations
              ------
which, for the benefit of the holders of Series A Preferred Stock, prohibits, limits or restricts actions by the Company may be waived in whole or in part, or the application of all or any part of such provision in any particular circumstance or generally may be waived, in each case with the consent of the holders of at least 66 2/3% of the number of shares of Series A Preferred Stock then outstanding, either in writing or by vote at a meeting called for such purpose at which the holders of Series A Preferred Stock shall vote as a separate class.

     (13)     Guarantee.  Each Holder of shares of Series A Preferred Stock, by
              ---------
acceptance of such shares, agrees to all of the terms and provisions of the Guarantee, including the subordination provisions thereof.

     (14)     Exclusion of Other Rights.  Except as may otherwise be required
              -------------------------
by law, the shares of Series A Preferred Stock shall not have any designations, preferences, limitations or relative rights other than those specifically set forth in this Certificate of Designations.

     The undersigned has signed this Certificate of Designations on this 11th day of January, 1996.


                            [Signature Appears Here]
                            ---------------------------------------------------
                            Vice President of TCI Communications, Inc.



                            Attest:


                            [Signature Appears Here]
                            ----------------------------------------------
                            Assistant Secretary of TCI Communications, Inc.

                               State of Delaware
                                                             PAGE 1
                       Office of the Secretary of State
                       --------------------------------


        I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO

HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF

CORRECTION OF "TCI COMMUNICATIONS, INC.", FILED IN THIS OFFICE ON THE ELEVENTH

DAY OF FEBRUARY A.D. 1996, AT 11 O'CLOCK P.M.

        A CERTIFIED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW

CASTLE COUNTY RECORDER OF DEEDS FOR RECORDING.



                 [SEAL OF THE STATE OF DELAWARE APPEARS HERE]



                           [STAMP OF THE     /s/ Edward J. Freel
                         SECRETARY'S OFFICE  -----------------------------------
                           APPEARS HERE]     Edward J. Freel, Secretary of State

                                             AUTHENTICATION: 7818211
0685208  8100
                                                       DATE: 02-07-96
960034708

                           CERTIFICATE OF CORRECTION
                       Filed pursuant to Section 103(f)
                    of the Delaware General Corporation Law
                               with respect to the

                     RESTATED CERTIFICATE OF INCORPORATION

                                      of

                           TCI COMMUNICATIONS, INC.

     WHEREAS, on January 11, 1996, TCI Communications, Inc. (the "Corporation") filed with the Delaware Secretary of State a Restated Certificate of Incorporation of the Corporation (the "Certificate of Incorporation");

     WHEREAS, such Certificate of Incorporation inaccurately stated that the total number of shares of common stock designated as Class A Common Stock which the Corporation shall have authority to issue is 905,553, when in fact the correct total number of shares of common stock designated as Class A Common Stock is 910,553;

     NOW, THEREFORE, the Certificate of Incorporation is hereby corrected in accordance with the provisions of Section 103(f) of the Delaware General Corporation Law as follows:

           The number "905,553" shall be deleted from the fourth line of the first paragraph of Article IV of the Certificate of Incorporation and the number "910,553" shall be substituted in its place.

     Executed on the date set forth below by the undersigned duly authorized officer of the Corporation.

                                    TCI COMMUNICATIONS, INC.


Date: January 17, 1996              By:   /s/ Stephen M. Brett
                                       ---------------------------------
                                          Name: Stephen M. Brett
                                          Title: Senior Vice President

Attest:

By:   /s/ Mary S. Willis
   ------------------------------
      Name:
      Title: